                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                                  CORE, INC.

                            AMHEALTH CLINICS CORP.

                                      AND

                                AMHEALTH, INC.



                                 MAY 10, 1996

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     THIS ASSET PURCHASE AGREEMENT (the "Agreement"), made and entered into as of the 10th day of May, 1996 by and among CORE, INC., a Massachusetts corporation ("CORE"), AmHealth Clinics Corp., a Delaware corporation and wholly-owned subsidiary of CORE ("Purchaser"), and AmHealth, Inc., a Delaware corporation ("Seller").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Seller owns and operates nine (9) occupational health clinics in California (as further defined herein, the "Clinics") and staffings (as further defined herein the "Staffings");

     WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, on the Closing Date (as hereinafter defined) the Clinics and substantially all assets used in operating the Clinics and Staffings;

     WHEREAS, pursuant to a Management Services Agreement, dated October 1, 1995 (the "AMG Management Contract"), by and between Seller and AmHealth Medical Group of California, Professional Corporation, a California medical professional corporation ("AMG"), Seller provides substantially all management services to AMG and is fully familiar with AMG operations and business;

     WHEREAS, pursuant to a Professional Corporation Asset Purchase Agreement, dated May 10, 1996 (the "P.C. Agreement"), by and between AMG, Peter P. Greaney, M.D. on behalf of a professional medical corporation to be incorporated in California ("New P.C."), and AmHealth AMG has agreed to transfer certain assets and contracts to New P.C.;

     WHEREAS, Purchaser will be providing management services to New P.C. and in connection with Purchaser's acquisition of assets from Seller, Purchaser desires Seller to make representations, warranties and guarantees concerning AMG's business and operations;

     NOW, THEREFORE, in consideration of the covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE I

                  PURCHASE OF ASSETS; CONSIDERATION; CLOSING

SECTION 1.1  PURCHASE OF ASSETS BY PURCHASER; TRANSFER OF AMG ASSETS

     (a)  Sale of Assets.  Subject to the provisions of this Agreement, Seller
          --------------
agrees to sell and Purchaser agrees to purchase at the Closing (as defined in Section 1.5) all of the following specified properties, assets, rights, claims and contracts used by Seller in the management of AMG's occupational health clinics and employer services business (the "Business"):

          (i) All of the assets, tangible and intangible, of the nine (9) clinics of Seller and staffings which Seller manages (sometimes referred to as Employer Services Group) all as set forth on Schedule 1.1 (a) hereto (the "Clinics and
                           ----------------
                  Staffings");

          (ii) All computer and similar equipment and software, including software used in Seller's business in the Clinics and Staffings, including the equipment and software listed on Schedules 2.6 and 2.7 hereto;
                  ---------------------

          (iii) All patents, patent applications, trade secrets, processes and techniques, know-how, designs, inventions, copyrights, discoveries and other proprietary or intangible rights and intellectual properties used in Seller's business in the Clinics and Staffings, including the intellectual property and proprietary rights listed on Schedule 2.7 hereto;
                                               ------------

          (iv) All Seller's rights to the name and mark "AmHealth" and other trade names, trademarks and trademark applications used in Seller's business in the Clinics and Staffings including those names, marks and rights listed on Schedule 2.7 hereto;
                                                    ------------

          (v) All files, customer and supplier lists, mailing lists, accounting records and other business records, catalogs, printed materials and sales aids and other data relating to Seller's business in the Clinics and Staffings;

          (vi) Prepaid expenses, short and long term assets and instruments of every kind and description used in the business of Seller in the Clinics and Staffings;

          (vii) All rights of every kind under all contracts and agreements inuring to Seller's benefit or with respect to the Clinics and
                  Staffings as listed on Schedule 2.10 hereto (the "Assigned
                                         -------------
                  Contracts"), but excluding those contracts and agreements
                  listed on Schedule 1.1 (x) and any and all other contracts and
                            ----------------
                  agreements not listed on Schedule 2.10;
                                           -------------

          (viii) All Seller's rights to compensation under the Management Services Agreement, dated June 1, 1995, by and among California Pacific Medical Center ("CPMC") AMG and Seller (the "CPMC Agreement");

          (ix) All property, plant, equipment, machinery, motor vehicles, furniture, fixtures and other tangible personal property (including supplies and inventories) used by the Clinics and Staffings including those assets listed on Schedule 2.6
                                                             ------------
                  hereto;

          (x)     [Reserved]

          (xi) All documents and information relating to the Business and the operations of Seller for the past five (5) years, including, without limitation, customer lists and all books and records relating to the operations of the Business, but excluding Seller's corporate records, minute books, general ledger, bank statements, cancelled checks, month and year end financial statements, journal entries, tax returns, tax return work papers, year end inventory analysis and other similar records and information not related to the operation of the ongoing Business as agreed upon between Purchaser and Seller; and

          (xii) other assets specified by Purchaser related to Seller's Business or the Clinics and Staffings.

     The assets specified above to be sold to and purchased by Purchaser under this Agreement are referred to collectively as the "Subject Assets". The Subject Assets shall not include any assets of the clinic owned and operated by Seller located in Sacramento, California (the "Sacramento Clinic"), equipment and furniture used by Seller in its Atlanta offices, Seller's operations in Minnesota (the "Minnesota Operations"), any confidential patient records which are the property of AMG and which are discussed in Section 4.7 of the P.C. Agreement, nor any assets listed on Schedule 1.1(x) (the "Excluded Assets").
                                    ---------------

     The Subject Assets shall include all cash and bank accounts and the cash management system, prepaid assets, deposits and fixed assets of the Clinics and Staffings (excluding goodwill). Purchaser agrees that Seller may maintain its bank accounts and banking relations with its existing banks provided the amounts in such bank accounts are transferred to Purchaser as Subject Assets.

     (b)  Transfer of AMG Assets.  Seller acknowledges that simultaneously with
          ----------------------
its sale of Subject Assets to Purchaser, AMG shall sell and transfer substantially all its assets, excluding accounts receivable (the "P.C. Assets") to New P.C. Seller shall fully cooperate and assist AMG in connection with such sale and transfer.

     Seller hereby represents and warrants to CORE and Purchaser that the Subject Assets and the P.C. Assets constitute all assets owned and used by Seller or AMG in the Clinics and Staffings excluding accounts receivable.

SECTION 1.2  LIMITED ASSUMPTION OF LIABILITIES

     Subject to the provisions of this Agreement, at the Closing, Purchaser shall assume only those debts, liabilities, obligations, commitments and contracts of the Business set forth on Schedule 1.2 and for the future
                                       ------------
obligations under the Real Estate Leases listed on Schedule 2.8 and the future
                                                   ------------
obligations under the Assigned Contracts listed on Schedule 2.10.  THE PURCHASER
                                                   -------------
SHALL NOT ASSUME ANY OTHER LIABILITIES, OBLIGATIONS, COMMITMENTS OR CONTRACTS WHATSOEVER, WHETHER PURSUANT TO THIS AGREEMENT OR OTHERWISE.

     The debts, liabilities, obligations, commitments and contracts to be assumed by Purchaser under this Agreement are referred to collectively as the "Assumed Liabilities". The Assumed Liabilities shall, without limitation, exclude (a) liabilities related to the Sacramento Clinic and the Minnesota Operations; (b) liabilities associated with Capital South or any other financial institution; (c) liabilities related to Seller's acquisition of any of the Clinics or liabilities due Branch Cabell; (d) all debts, liabilities, obligations, commitments and contracts not specifically identified in Schedule
                                                                      --------
1.2; (e) all tort claims asserted against Seller or the Business or claims
- ---
against Seller or the Business for breach of contract or breach of warranty based on acts or omissions occurring before the Closing; (f) all liabilities related to environmental matters which originate prior to the Closing Date; (g) any contract or agreement of Seller not expressly listed as an Assigned Contract on Schedule 2.10 to this Agreement; (h) any liabilities or obligations under any
   -------------
real property leases for periods prior to the Closing; (i) any obligations or liabilities to any of Seller's employees unless expressly set forth on Schedule
                                                                       --------
1.2 and then only in the amount set forth on said Schedule; and (j) any
- ---
liabilities for taxes of any kind, including, without limitation, sales, income or withholding taxes.

          Within 30 days of the Closing Date, or as soon thereafter as is reasonably practicable, Purchaser shall prepare and deliver to Seller a balance sheet of the Subject Assets, the P.C. Assets and Assumed Liabilities and P.C. Liabilities as of the close of business on the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with GAAP. Seller shall reasonably assist Purchaser in the preparation of the Closing Balance Sheet. At Closing as set forth on the Closing Balance Sheet, the Subject Assets and the P.C. Assets minus the Assumed Liabilities and the P.C. Liabilities shall be $1,750,000. For the purposes of making the foregoing calculation, the Capital Improvements Loan (as defined in Section 6.1) shall be included in the Assumed Liabilities and assets purchased by Seller with the proceeds of the Capital Improvement Loan shall be included in the Subject Assets. If the Closing Balance Sheet indicates that the Subject Assets and the P.C. Assets minus the Assumed Liabilities and the P.C. Liabilities is less than $1,750,000, Purchaser shall be entitled to the amount of such difference from the Escrow; if the Escrow is insufficient for such purpose, Seller shall immediately pay to Purchaser an amount equal to the amount of such difference. If the Closing Balance Sheet indicates that the Subject Assets and the P.C. Assets minus the Assumed Liabilities and the P.C. Liabilities is more than $1,750,000, Seller shall be entitled to the amount of such difference and Purchaser shall immediately pay to Seller an amount equal to the amount of such difference.

SECTION 1.3  CONSIDERATION

     Subject to the terms and conditions set forth in this Agreement, the consideration to be paid by Purchaser to Seller for the Business and the Subject Assets shall be $15,657,500 (the "Purchase Price"), payable in cash wire transfer or delivery of other immediately available funds, provided, however, Purchaser may offset against such payment all amounts due under the $1,000,000 Financing as defined in Section 6.1 and make immediate payment in full to CORE or SVB, as the case may be, as creditor of the $1,000,000 Financing; and further provided that such payment shall be from the proceeds of CORE's public offering of its Common Stock; and further provided the Purchase Price shall be subject to adjustment pursuant to Section 9.17.

     Additionally, CORE agrees to reduce Seller's obligations under the Capital Improvements Loan at Closing by paying in full the balance of said loan to the financial institution that made such loan to Seller, or in the event that CORE made such loan, then to forgive all of the principal and interest then due under the Capital Improvements Loan, provided, however, that any such payment or forgiveness of such loan shall not be deemed a Subject Asset, nor shall any such payment or forgiveness reduce the Assumed Liabilities for the purpose of calculating the $1,750,000 difference between the Subject Assets (and P.C. Assets) and the Assumed Liabilities (and P.C. Liabilities).

SECTION 1.4  ALLOCATION OF PURCHASE PRICE

     Purchaser shall propose an allocation of the Purchase Price in accordance with the allocation method required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Subject to Seller's agreement with such allocation, which shall not be unreasonably withheld, Seller and Purchaser each agree to report the federal, state and local income and other tax consequences of the transactions contemplated herein, and in particular to report the information required by Code Section 1060(b), in a manner consistent with such allocation.

SECTION 1.5  CLOSING DATE

     The parties agree that time is of the essence and that the closing under this Agreement (the "Closing") will take place simultaneously with the closing of the Underwritten Public Offering (as described in Sections 6.2 and 9.18) but, in any event, no later than July 31, 1996, or at such other time and place as the parties may otherwise agree upon (such time being herein referred to as the "Time of Closing" and such date being herein referred to as the "Closing Date"), at the offices of CORE's counsel, Rich, May, Bilodeau & Flaherty, P.C., 294 Washington Street, Boston, Massachusetts (or at such other place as the parties may otherwise agree upon).

SECTION 1.6  ACTIONS TO BE TAKEN AT CLOSING

     (a) At the Closing, Seller shall deliver or cause to be delivered to Purchaser the following:

          (i)     A Bill of Sale in the form attached hereto as Exhibit A;
                                                                ---------

          (ii) Evidence of transfer of all the P.C. Assets from AMG to New P.C. or other designee of CORE;

          (iii)   [Reserved]

          (iv) Instruments of assignment of each of the Assigned Contracts in the form set forth in Exhibit C, with such changes to such
                                        ---------
                  form as may be approved by Purchaser in its sole discretion, pursuant to which Purchaser will assume all obligations under each such Assigned Contract accruing after the Closing Date;

          (v)     The Escrow Agreement in the form attached hereto as Exhibit D,
                                                                      ---------
                  duly signed by Seller and the Escrow Agent;

          (vi) Copies of UCC-1 financing statement searches conducted by a firm or company acceptable to Purchaser as of a date within three (3) days of the Closing Date showing no financing statements, liens or encumbrances on the Subject Assets except for Temporary Encumbrances (as defined in Section 2.5); and original, executed UCC termination statements in a form acceptable to Purchaser and acceptable for filing for any Temporary Encumbrances statements not yet terminated (such executed UCC termination statements may be delivered in escrow subject to payment of specified amounts with the proceeds of the Purchaser Price otherwise payable to Seller);

          (vii) Evidence that there are no outstanding Internal Revenue Service liens on the Subject Assets or the P.C. Assets;

          (viii) Evidence that there are no outstanding state or local governmental liens on the Subject Assets or the P.C. Assets;

          (ix) Evidence of repayment in full of the $1,000,000 Financing (as defined in Section 6.1);

          (x) Evidence of cancellation of the Guaranty (as defined in Section 6.1);

          (xi) An opinion of counsel to Seller covering the matters set forth on Exhibit E in form reasonably satisfactory to Purchaser;
                     ---------

          (xii)   Reserved;

          (xiii) The certificates of insurance for medical malpractice described in Section 9.24;

          (xiv)   Reserved;

          (xv) Compliance certificate of Seller, dated the Closing Date, as to the fulfillment of the conditions set forth in Sections 9.1 and 9.2;

          (xvi) Written consents of all third parties required by any and all agreements or documents to which Seller is a party and by which the Subject Assets are bound in order to consummate the transactions contemplated hereby;

          (xvii) Certified resolutions of the Board of Directors of Seller and AMG and certified votes of a majority of the stockholders of Seller and AMG duly and legally authorizing the execution and performance of this Agreement (such resolutions or votes may be pursuant to meetings or written consent actions as permitted by law);

          (xviii) All such other documents, assignments and other instruments as are reasonably necessary to vest in Purchaser title to the Subject Assets to be transferred to it pursuant to this Agreement;

          (xix) Evidence of the closing of the P.C. Agreement and the transfer of the P.C. Assets from AMG to New P.C.; and

          (xx) Assignment of federal trademarks and applications suitable for filing with the U.S. Patent and Trademark Office;

          (xxi) All other documents, endorsements, assignments, instruments, writings and other items required to be delivered by Seller at or prior to the Closing pursuant to this Agreement or otherwise required or reasonably requested by Purchaser or its counsel in connection herewith.

     (b) At the Closing, Purchaser will deliver or cause to be delivered to Seller the following:

          (i) The Purchase Price (subject to offset for repayment of the $1,000,000 Financing and $390,000 of which shall be delivered to the Escrow Agent as described in Section 7.5);

          (ii)    Evidence of cancellation of the Capital Improvements Loan;

          (iii)   The Escrow Agreement duly signed by Purchaser and CORE;

          (iv) An opinion of counsel to Purchaser and CORE covering the matters set forth on Exhibit F in form reasonably satisfactory
                                       ---------
                  to Seller;

          (v) A compliance certificate of the Purchaser, dated the Closing Date, as to the fulfillment of the conditions set forth in
                  Section 8.1 and 8.2;

          (vi) Written consents of all third parties required by any and all agreements or documents to which Purchaser is a party in order to consummate the transactions contemplated hereby, if any;

          (vii) Certified resolutions of the Board of Directors of Purchaser and CORE duly and legally authorizing the execution and performance of this Agreement; and

          (viii) All other documents, endorsements, assignments, instruments, writings and other items required to be delivered by Purchaser or CORE at or prior to the

                  Closing pursuant to this Agreement or otherwise required or reasonably requested by Seller or its counsel in connection herewith.

     All instruments, agreements, certificates and other documents delivered at Closing or otherwise delivered pursuant to this Agreement, other than this Agreement, shall be referred to as the "Ancillary Documents".

SECTION 1.7 FURTHER ASSURANCES

     From time to time after the Closing, at the request of Purchaser and without further consideration, Seller shall execute and deliver such further instruments of transfer and assignment (in addition to those delivered under Section 1.6) and take such other actions as Purchaser may require or request to more effectively transfer and assign to, and vest in, Purchaser title to each of the Subject Assets. To the extent that the assignment of any contract or right shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof until such consent is obtained; however, Seller shall use all reasonable efforts before and after the Closing to obtain any necessary consents or waivers and to otherwise assure Purchaser of the benefits of the Assigned Contracts.


                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to CORE that:

SECTION 2.1  ORGANIZATION

     Seller and AMG are duly organized, validly existing and in good standing under the laws of their respective states of incorporation; and Seller and AMG have the power and authority to conduct all of the activities conducted by them and to own or lease all of the assets owned or leased by them. Seller and AMG are each qualified to do business and in good standing in the State of California. Seller and AMG are qualified as foreign corporations in all other states and jurisdictions in which such qualification is required.

     Seller and AMG do not directly or indirectly own any shares of stock or any other securities of any corporation or have any direct or indirect interest in any firm, partnership, association or other entity directly or indirectly except as listed in Schedule 2.1 attached hereto. Complete and correct copies of the
             ------------
certificate of incorporation and the bylaws, in each case as amended, of Seller and AMG have been delivered to Purchaser and no changes therein will be made subsequent to the date hereof and on or prior to the Closing Date, without the prior written consent of Purchaser.

SECTION 2.2  AUTHORIZATION OF TRANSACTION

     Seller has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. This Agreement is valid, binding and enforceable against Seller in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated will (a) contravene or conflict with the certificate of incorporation or by-laws of Seller; (b) constitute any violation or breach of any material provision of any material contract or other instrument to which Seller or AMG is a party or by which any of the assets of Seller or AMG may be affected or secured; (c) constitute any violation or breach of any order, writ, judgment, injunction, decree, statute, rule or regulation or result in the creation of any lien, charge or encumbrance binding on or applicable to Seller or AMG or the Subject Assets or the P.C. Assets; or (d) conflict with, or constitute a default under, or result in the termination or cancellation of, or right to accelerate, any material agreement, contract or other instrument binding upon Seller or AMG or any material license, franchise, permit or other similar authorization held by Seller or AMG.

     The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions by Seller contemplated herein require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

SECTION 2.3  CAPITALIZATION

     (a) The authorized capital stock of Seller and amount of outstanding shares of capital stock are set forth on Schedule 2.3. The list of stockholders
                                         ------------
and optionholders of Seller as maintained by Seller is set forth in Schedule 2.3
                                                                    ------------
hereto. Seller represents and warrants that Schedule 2.3 is substantially
                                            ------------
complete and accurate and that any incomplete or incorrect information on
Schedule 2.3 shall not directly or indirectly impact CORE, Purchaser or New P.C.
- ------------
in any way. Except as set forth on Schedule 2.3, to Seller's best knowledge
                                   ------------
there are neither authorized nor outstanding any options, warrants or other rights to purchase any shares of any capital stock of Seller.

     Except as permitted pursuant to Section 5.4 hereof, subsequent to the date hereof and prior to the Closing Date, Seller will not issue or acquire any shares of Seller capital stock.

     Except as set forth on Schedule 2.3, there are no outstanding obligations
                            ------------
of Seller or AMG to repurchase, redeem or otherwise acquire any Seller or AMG securities of any kind.

SECTION 2.4  FINANCIAL STATEMENTS

     Schedule 2.4 attached hereto consists of the following financial statements
     ------------
(the "Audited Financial Statements"): combined financial statements of the 9 Clinics and Staffings of Seller and AMG audited by KPMG Peat Marwick LLP with its opinion in a form reasonably satisfactory to Purchaser, including (a) the combined balance sheets of the 9 Clinics and Staffings of Seller and AMG, as of December 31, 1995, and the related combined statements of operations, retained earnings and cash flows for the six months ended December 31, 1995, with footnotes thereto for the period then ended (the combined balance sheet of the 9 Clinics and Staffings of Seller and AMG, as of December 31, 1995, is hereinafter referred to as the "Balance Sheet"); (b) the combined balance sheets of the 9 Clinics and Staffings of Seller and AMG as of June 30, 1994 and June 30, 1995;
(c) the combined statements of operations, retained earnings and cash flows of the 9 Clinics and Staffings of Seller and AMG for the years ended June 30, 1994 and June 30, 1995 and (d) the combined unaudited statements of operations, retained earnings and cash flows of the 9 Clinics and Staffings of Seller and AMG for the 6 months ended December 31, 1994. The financial statements included in Schedule 2.4 are in accordance with the books and records of the 9 Clinics
   ------------
and Staffings, Seller and AMG, are complete and correct in all material respects and fairly present the financial position of the 9 Clinics and Staffings of Seller and AMG as of the dates therein indicated and the results of the operations of the 9 Clinics and Staffings of Seller and AMG for the periods so ended (subject to normal year end adjustments in the case of any interim financial statements, the effect of which will not, individually or in the aggregate, be materially adverse), all in conformity with generally accepted accounting principles and practices applied on a consistent basis with prior periods ("GAAP") (except as may be indicated in the notes thereto). The notes and accounts receivable reflected in the Balance Sheet, net of reserves therein reflected, are, except to the extent heretofore collected, fully collectible and subject to no counterclaims or set-offs.

SECTION 2.5  TITLE TO ASSETS; ENCUMBRANCES; CONDITIONAL SALES

     Except for the liens, mortgages, pledges and encumbrances set forth in
Schedule 2.5 hereto (the "Temporary Encumbrances"), Seller has good and
- ------------
marketable title to all of the Subject Assets. All Temporary Encumbrances shall be terminated at or before Closing and at Closing Seller shall have good and marketable title to the Subject Assets. Without limiting the generality of the foregoing, no officer, director or stockholder of Seller or AMG (or any member of their families or any affiliate) owns any asset, tangible or intangible, which is used in the business of Seller or AMG. None of the assets of Seller or AMG is held or will be held on the Closing Date by Seller or AMG as lessee under any lease or as conditional sale vendee under a conditional sale contract or other title retention agreement, except as set forth in Schedule 2.5 or as
                                                        ------------
otherwise expressly permitted herein.

     Seller represents that the Bill of Sale and other documents and instruments of transfer delivered to Purchaser at Closing shall effectively vest in Purchaser good and marketable title to the Subject Assets, free and clear of all liens, restrictions and encumbrances.

     At Closing, the Subject Assets and the P.C. Assets shall include all the assets which in any way relate to the Business.

SECTION 2.6  MACHINERY, EQUIPMENT, FIXTURES

     Attached hereto as Schedule 2.6 is a complete and correct list and a brief
                        ------------
description of all machinery, vehicles, equipment and fixtures, office equipment and furniture and/or other personal property owned by Seller or AMG on December 31, 1995, with a book value of more than $1,000.

SECTION 2.7  PROPRIETARY RIGHTS; PATENTS; TRADEMARKS; SOFTWARE; ETC.

     For the purposes of this Agreement, "Proprietary Rights" means any of the following which are material to or used in the business of Seller or AMG: (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to writing or practice), (b) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data and documentation, (f) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (g) other intellectual property rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

     Schedule 2.7 attached hereto contains a complete and accurate list of (i)
     ------------
all patented and registered Proprietary Rights owned by Seller or AMG, (j) all pending patent applications and applications for registrations of other Proprietary Rights filed by Seller or AMG, (k) all trade names and corporate names owned or used by Seller or AMG, (l) all trademarks, service marks, copyrighted works and computer software which are material to the financial condition, operating results, assets, operations or business prospects of Seller or AMG, and (m) all licenses and other rights granted by Seller or AMG to any third party with respect to any Proprietary Rights and all licenses and other rights granted by any third party to Seller or AMG with respect to any Proprietary Right. Except as set forth in Schedule 2.7, Seller and AMG own and
                                          ------------
possess all right, title and interest in and to, or have the right to use pursuant to a valid license, all Proprietary Rights necessary for the operation of the business of Seller and AMG as currently conducted and as currently proposed to be conducted. All of such Proprietary Rights of Seller and AMG will remain in effect and good standing as and to the extent existing on the date of this Agreement notwithstanding the consummation of the transactions contemplated by this Agreement and the P.C. Agreement. Except as set forth on Schedule 2.7, the
                                                              ------------
loss or expiration of any Proprietary Right or related group of Proprietary Rights would not have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of Seller or AMG, and no such loss or expiration is threatened, pending or reasonably foreseeable. Seller and AMG have taken all actions which Seller and AMG, in their reasonable business judgment, deem necessary or desirable to maintain and protect the Proprietary Rights which Seller or AMG owns and uses. Except as indicated on
Schedule 2.7, (n) there have been no claims which have been made or are
- ------------
currently outstanding or are threatened against Seller or AMG asserting the invalidity, misuse, unenforceability, or contesting the ownership, of any of the Proprietary Rights which Seller or AMG owns or uses, and, after reasonable inquiry, there are no grounds for the same, (o) the conduct of Seller's business and AMG's business has not infringed, misappropriated or otherwise conflicted with, and does not infringe, misappropriate or otherwise conflict with, any Proprietary Right of other persons or entities, and Seller's and AMG's present conduct will not infringe, misappropriate or conflict with any Proprietary Right of other persons or entities, and (p) the Proprietary Rights owned or used by Seller and AMG have not been infringed or misappropriated by, or otherwise conflict with, other persons or entities.

SECTION 2.8  REAL PROPERTY

     Except as described in the final sentence of this Section, Schedule 2.8
                                                                ------------
includes a complete and correct list of all real property which is presently owned or leased by Seller or AMG and which will be owned or leased by Seller or AMG on the Closing Date, together with a brief description of all plants, structures and improvements thereon or thereto. Seller and AMG have good and marketable title to such owned real property, free and clear of any lien, encumbrance or restriction whether of record or otherwise, except as particularly described in said Schedule 2.8. The real estate leases set forth
                               ------------
in Schedule 2.8 are in full force and effect and will continue to be in full
   ------------
force and effect on identical terms following consummation of the transactions contemplated in this Agreement. No lease set forth in Schedule 2.8 requires the consent of any person or governmental or other entity for the consummation of the transactions contemplated hereby, except as set forth on Schedule 2.8.
                                                             ------------

     Schedule 2.8 excludes any real estate lease with respect to (a) the
     ------------
Sacramento Clinic (which is not being transferred to Purchaser), (b) the Minnesota Operations, and (c) Seller's Atlanta area offices. Such excluded leases are listed on Schedule 1.1(x).
                     ---------------

SECTION 2.9  INSURANCE

     Seller and AMG presently maintain and shall continue to maintain through the Closing Date the insurance described in Schedule 2.9 attached hereto,
                                            ------------
including the term, premium, policy limits, exclusions and deductibles in each case applicable thereto, as well as whether such policies are "occurrence" or "claims made", and all of the policies set forth therein are in full force and effect.

SECTION 2.10  CONTRACTS

     Attached hereto as Schedule 2.10 is a brief description of all contracts
                        -------------
and other agreements related to the Clinics and Staffings, whether written or oral, to which either Seller or AMG is a party or which are binding on Seller or AMG, with the exception of the following:

     (a) Contracts or commitments for services, or for the purchase of materials, inventory or supplies by Seller or AMG entered into in the ordinary and usual course of business which do not individually exceed one thousand dollars ($1,000.00);

     (b) Contracts or commitments for the sale of goods, products or services by Seller or AMG entered into in the ordinary and usual course of business which do not individually involve an amount or value in excess of one thousand dollars ($1,000.00).

     (c) Contracts or agreements relating solely to the Sacramento Clinic, the Minnesota Operations, the Atlanta offices of Seller or contracts and agreements not being assigned to and assumed by Purchaser. The excluded contracts referred to in this subsection (c) are listed on
          Schedule 1.1(x).
          ---------------

     Schedule 2.10 or Schedule 1.1(x) also contain a list of all contracts or
     -------------    ---------------
agreements relating to the Clinics and Staffings, whether written or oral, executed or in effect within the past 24 months or to be effective in the future pursuant to which Seller or AMG is a party on the one hand, and any affiliate of Seller or AMG, including without limitation any director, officer or stockholder of Seller or AMG (or any member of their respective families) is a party on the other hand.

     Except as set forth in Schedule 2.10 or Schedule 1.1(x), Seller and AMG are
                            -------------    ---------------
neither in default under any material provision of said contracts or agreements nor is any default or failure to perform by Seller or AMG alleged by any party to any such contract or agreement, and no act or event has occurred which with notice or lapse of time, or both, would constitute a default by Seller or AMG under any such contract or agreement or permit the modification, cancellation, acceleration or termination of any such contract or agreement or result in the creation of any security interest upon, or any person or entity obtaining any right to acquire any property, asset or right of Seller or AMG.

     Seller has delivered to Purchaser a correct and complete copy of each contract and agreement listed on Schedule 2.10 (including all amendments
                                 -------------
thereto). Each such contract or agreement is in full force and effect and is valid and legally binding on the parties thereto; there are no unresolved disputes involving or with respect to any such contract or agreement, and no party to any such contract or agreement has advised Seller or AMG that it intends either to terminate such contract or agreement or to refuse to renew such contract or agreement upon the expiration of the term thereof.

SECTION 2.11  OTHER MATERIAL CONTRACTS

     Seller and AMG do not have any contract or agreement not specified in this Agreement or the Schedules hereto which is binding on Seller, AMG or on any other party and which might materially (adversely or favorably) affect their properties, businesses or financial conditions.

SECTION 2.12  EMPLOYEES

     Schedule 2.12 attached hereto contains (a) a true and correct list of the
     -------------
names of each employee and consultant of Seller and AMG (excluding Steven Miracle and employees and consultants who presently work or have a job situs in Seller's Atlanta office) and the current annual rate of compensation and all bonuses or anticipated bonuses paid or payable by Seller or AMG not otherwise described in item (b) of this Section 2.12 (including any payments which are not reflected on the records of Seller or AMG to each such employee and consultant); and (b) a list and/or description of all pension, retirement, incentive, bonus, profit sharing, vacation, holiday, health, life insurance or other plan or policy for the benefit of any employee or consultant of Seller or AMG. Except as shown on Schedule 2.10, there are no currently effective employment or
            -------------
consulting or other agreements with employees or consultants to which Seller or AMG is a party. Except as set forth on Schedule 6.4, to Seller's best knowledge
                                        ------------
(as defined in Section 12.5), no executive, key employee, or group of employees has any plans to terminate employment with Seller or AMG and no such executive or employee intends to refuse Purchaser's offer of employment as described in
Section 6.4(a). Neither Seller nor AMG is a party to nor bound by any collective bargaining agreement. Except as set forth in Schedule 2.12, there is
                                                         -------------
no pending or threatened material dispute between Seller or AMG and any of their respective employees or consultants.

     The individual licenses of each employee and consultant of Seller or AMG performing services at any Clinic or Staffing, if so required based upon their particular employment or service requirements, including, without limitation, all medical licenses, are current and valid and will be current and valid as of the Closing Date and for a period of sixty (60) days following the Closing

Date. No employee or consultant affiliated with any Clinic or Staffing is presently on suspension or subject to pending suspension or revocation, which was or may be imposed by any private or governmental body. Except as set forth on Schedule 2.12, all employees of the Seller and AMG are employees at will.
   -------------

SECTION 2.13  EMPLOYEE PLANS

     Seller and AMG do not have any pension, retirement, bonus, deferred compensation, stock purchase, profit sharing, insurance or similar plan or arrangement for the benefit of employees, oral or written, other than plans or arrangements described in Schedule 2.13 attached hereto. In connection with any
                          -------------
such plan or arrangement listed in said Schedule 2.13, there have not been any
                                        -------------
"prohibited transactions" within the meaning of Section 406(a) of the Employee Retirement Income Security Act of 1974 ("ERISA") nor any "reportable events" within the meaning of Section 4043(b) of ERISA. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such plan or arrangement, and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such plan or arrangement or accrued in accordance with the past custom and practice of Seller and AMG. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such plan or arrangement. All reports and filings with respect to said plans or arrangements required to be made pursuant to state or federal law have been, and on the Closing Date will have been, timely filed, except as otherwise set forth in Schedule 2.13. Neither Seller nor AMG contributes, ever has contributed, or
   -------------
ever has been required to contribute to any Multiemployer Plan (as defined in ERISA Section 3(37)) or has any liability (including withdrawal liability) under any Multiemployer Plan.

     Seller and AMG do not have any oral or written contract or agreement of employment with any officer, salesman or other employee, or agency, territorial franchise, sales representative or other service agreement not terminable without penalty on notice of one month or less, or with any labor union, except as described in Schedule 2.13 attached hereto.
                -------------

SECTION 2.14  GOVERNMENTAL LICENSES AND PERMITS

     Seller and AMG have been granted all certificates, licenses, permits, authorities and franchises from any federal, state or municipal or other governmental instrumentality, agency or commission or similar body which may be necessary to lawfully carry on their businesses. Schedule 2.14 contains a list
                                                  -------------
of all such certificates, licenses, permits, authorities and franchises.

     All certificates, licenses, permits, authorities and franchises of the Clinics and Staffings are validly held by the Clinics and Staffings (either by Seller or AMG), the Clinics and Staffings have complied with all requirements in connection therewith and the same will not be subject to suspension or revocation as a result of this Agreement, the P.C. Agreement or the consummation of the transactions contemplated therein. All certificates, licenses, permits, authorities and franchises issued or granted by local, state or federal authorities or agencies which are necessary for the conduct of the Clinics' business of the Clinics and Staffings and which are held in the name of any employee, officer, director, shareholder, agent or other entity of the Clinics and Staffings shall be deemed included under this representation and warranty, and Seller and AMG warrant that such certificates, licenses, permits, authorizations and franchises shall be duly and validly transferred to the Purchaser or the Purchaser's nominee, to the extent legally transferable, without additional consideration at Closing; provided, however, if the cost of transfer for any certificate, license, permit authorization or franchise exceeds $1,000, then Seller and Purchaser shall evenly split the cost of such transfer fee.

SECTION 2.15  LIABILITIES

     Except as set forth in Schedule 2.15, Seller and AMG have no liabilities or
                            -------------
obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for (a) liabilities or obligations reflected or reserved against in the Balance Sheet, (b) liabilities incurred since the date of the Balance Sheet in the ordinary course of business and (c) liabilities under this Agreement and the P.C. Agreement.

SECTION 2.16  TAXES

     Except as set forth on Schedule 2.16, Seller and AMG have prepared and
                            -------------
filed when due (taking into account extensions) all appropriate federal, state, local and other tax returns of every kind and nature for all periods on or before the due dates of such returns (as extended by any permitted extensions of time) and have paid all taxes shown to be due by said returns or on any assessments received by Seller or AMG or have made adequate provision for the payment thereof. Seller has delivered to the Purchaser complete and accurate copies of (i) Seller's federal, state and local tax returns for the fiscal years ended June 30, 1993, 1994 and 1995 and (ii) AMG's federal, state and local returns for the years set forth on Schedule 2.16. All such tax returns are
                                   -------------
materially correct.

     The provisions for taxes (federal, state, local and other), and interest and penalties, if any, with respect thereto, reflected in the Balance Sheet are adequate to cover any and all taxes and any interest or penalties in connection therewith which have been or may be assessed with respect to the properties, businesses and operations of Seller and AMG, for the period ended on the date of said Balance Sheet and all prior periods. No claim or liability is pending or has been assessed or threatened against Seller or AMG in connection with any such taxes except as reflected in the Balance Sheet. The federal and state income tax returns of Seller and AMG have never been audited.

     Seller and AMG are not, and on the Closing Date will not be, consenting corporations within the meaning of Section 341(f) of the Internal Revenue Code.

     Except as set forth on Schedule 2.16, all taxes or other assessments and
                            -------------
levies which Seller or AMG is or was required by law to withhold or collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held by Seller or AMG in separate bank accounts for such payment and all such withholdings and collections and all other payments due in connection therewith are duly set forth on the Balance Sheet and financial statements delivered to CORE pursuant to Section 5.12(a).

     Seller agrees that any taxes (federal, state, local and other) and any interest and penalties which are assessed after the Closing Date, that pertain to periods of time prior to the Closing Date or that result from the Closing, will be the responsibility of the Seller and AMG. Such taxes and assessments may include, but not be limited to, assessments for the classification of "consultants" who are considered "employees" by the Internal Revenue Service.

SECTION 2.17  LITIGATION; COMPLIANCE WITH LAWS AND REGULATORY BODIES

     Except as set forth in Schedule 2.17 attached hereto, there are no actions,
                            -------------
suits or proceedings pending or threatened against or affecting Seller, AMG, the Subject Assets, the P.C. Assets, or the property of Seller or AMG in any court or before any federal, state, municipal or other governmental department, commission, board or other instrumentality or before any arbitrators (all of which claims are adequately covered by insurance, or are believed to be adequately reserved for in Seller's Balance Sheet).

     Seller and AMG have complied with all applicable laws including, without limitation, environmental laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and there are no pending or, to Seller's best knowledge, threatened governmental investigations involving Seller or AMG, including inquiries, citations, or complaints by any federal, state, local or foreign government or agencies or instrumentalities thereof. There are no outstanding orders, decrees or stipulations to which Seller or AMG is a party affecting Seller or AMG or any of their respective products or services, and Seller and AMG are not in default with respect to any judgment, order, decree, award, rule or regulation of any court of any such department, commission, board or other instrumentality or arbitrators.

     Seller and AMG have complied with all applicable regulations and rules of non-governmental entities (and all sub-divisions thereof) having jurisdiction, authority or regulatory power over the Seller or AMG, as the case may be, and there are no pending or, to Seller's best knowledge, threatened investigations by any such entity involving Seller or AMG, including inquiries, citations or complaints. There are no outstanding orders, decrees, stipulations, findings, declarations or similar directives to which Seller or AMG is a party or affecting Seller or AMG or any of their respective products or services, and neither Seller nor AMG is in default with respect to any order, decree, stipulation, finding, declaration or similar directive of any such entity.

SECTION 2.18  ACCOUNTS RECEIVABLE

     The accounts receivable set forth in the Balance Sheet are, and the accounts receivable set forth in the monthly financial statements delivered to the Purchaser pursuant to Section 5.12 will be, bona fide, fully collectible (except to the extent previously collected and except for any reserves set forth in the Balance Sheet) and attributable to the ordinary course of business.

SECTION 2.19  POWERS OF ATTORNEY; GUARANTIES

     There are no outstanding powers of attorney executed on behalf of Seller or AMG. Neither Seller nor AMG is a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any third party.

SECTION 2.20  SERVICE WARRANTIES

     To Seller's best knowledge each and every service provided by Seller has been in substantial conformity with all material applicable contractual commitments and all express and implied warranties, and Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against either of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for warranty or claims set forth on the Balance Sheet.

     To Seller's best knowledge the medical services performed by AMG have been in compliance with all applicable laws, statutes and regulations and conform with professional standards.

     Notwithstanding the limitation of the representation and warranties of this
Section 2.20 to Seller's best knowledge, all parties agree and acknowledge that Purchaser is not assuming any of Seller's or AMG's liabilities for third party claims related to events occurring on or prior to the Closing Date.

SECTION 2.21  EVENTS SUBSEQUENT TO BALANCE SHEET DATE

     Except as set forth on Schedule 2.21, since the date of the Balance Sheet,
                            -------------
there has not been (except as otherwise disclosed in the Schedules hereto or
                                                         ---------
expressly contemplated herein) and will not be on the Closing Date:

     (a) Any material adverse change in assets, liabilities, financial condition, business, business organization or personnel of Seller or AMG taken as a whole, or in relationships with suppliers, customers, landlords or others;

     (b) Any disposition, sale or issuance by Seller of any of its capital stock or grant of any option or right to acquire any of its capital stock or any acquisition or retirement for a consideration by Seller of any of its capital stock or any declaration or payment by Seller of any dividend or other distribution of or with respect to its capital stock;

     (c) Any sale, mortgage, pledge or other disposition of any material asset owned by Seller or AMG at the close of business on the date of the Balance Sheet or acquired by Seller or AMG since said date other than in the ordinary and usual course of business;

     (d) Any material expenditure or commitment by Seller or AMG for the acquisition of assets of any kind, other than inventories and supplies acquired in the ordinary course of business;

     (e) Any damage, destruction or loss (whether or not insured) materially and adversely affecting the property or business of Seller or AMG;

     (f)  Any general wage or salary increase by Seller or AMG;

     (g) Any increase in the compensation payable or to become payable by Seller or AMG to any officer or key employee;

     (h) Any loan or advance by or to Seller or AMG or any increase in indebtedness for borrowed money or capitalized leases of Seller or AMG, except in the ordinary course of business;

     (i) Any cancellation by Seller or AMG of any material indebtedness owing to either of them or any cancellation or settlement by Seller or AMG of any material claims against others;

     (j) Any sale, assignment or transfer by Seller or AMG of any material patent, trademark, tradename, copyright, license, franchise, certificate, permit or other intangible asset;

     (k) Any acceleration, termination, modification or cancellation of any agreement, contract, lease or license involving more than $5,000 to which Seller or AMG is a party or by which Seller or AMG is bound;

     (l) Any delay or postponement of the payment of accounts payable or other liabilities of Seller or AMG outside the ordinary course of business;

     (m) Any loan or other transaction between Seller or AMG, on the one hand, and any director, officer or stockholder of Seller or AMG on the other;

     (n) Any transaction of any kind involving Seller or AMG not in the ordinary and usual course of business, except as otherwise provided in this Agreement;

     (o) Any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of Seller or AMG;

     (p) Any repurchase, redemption or other acquisition by Seller or AMG of any outstanding shares of capital stock or other securities of, or other ownership interests in, Seller or AMG;

     (q) Any amendment of any term of any outstanding securities of Seller or AMG;

     (r) Any material reduction in the amounts of coverages provided by existing malpractice, casualty and liability insurance policies with respect to the business of Seller or AMG;

     (s) Any new, or any amendment to or alteration of any existing bonus, incentive compensation, severance, stock option, stock appreciation right, pension, matching gift, profit-sharing, employee stock ownership, retirement, group insurance, death benefit or other fringe benefit plan, arrangement or trust agreement adopted or implemented by Seller or AMG; or

     (t) Any litigation commenced by or against Seller or AMG, including a voluntary or involuntary petition under the Bankruptcy Code up to 91 days after the Closing Date, nor any assignment nor repossession for the benefit of any creditor of Seller or AMG.

     (u)  Any commitment by Seller or AMG to any of the foregoing.

SECTION 2.22  NO BROKER

     Except for fees and expenses payable to Branch Cabell (which are the sole responsibility of Seller), no agent or broker or other person acting pursuant to authority of Seller or AMG is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

SECTION 2.23  OFFICERS AND DIRECTORS

     The officers and directors of Seller and AMG are as listed in Schedule 2.23
                                                                   -------------
attached hereto.

SECTION 2.24  FAIR CONSIDERATION

     In the opinion of the management of Seller, the Purchase Price and other consideration received by Seller is at least equal to the fair market value of the Subject Assets and Business of the Clinics being transferred to Purchaser in this transaction.

SECTION 2.25  TRADE NAMES AND NON-APPLICABILITY OF BULK SALES LAW

     To the best of Seller's knowledge, Schedule 2.25 hereto sets forth all
                                        -------------
business names and addresses used by Seller and AMG within the past five (5) years. Except as set forth in Schedule 2.25, the Seller and AMG have always
                               -------------
conducted their respective businesses only under their proper corporate names. Except as set forth in Schedule 2.25, Seller and AMG have never operated under
                       -------------
or used an assumed or fictitious name. Neither Seller nor AMG has ever received notice that the manner in which it conducts its business conflicts with any rights of third parties to trade names, trademarks, trademark applications, trademark registrations, trademark licenses or sublicenses, service marks, service mark applications, service mark registrations, service mark licenses or sublicenses, copyrights, copyright applications, copyright registrations, copyright licenses or sublicenses, patents, patent applications or patent licenses or sublicenses. Purchaser's use of the marks "AmHealth" and "AmHealth Network" will not subject Purchaser to any claim from third parties.

     Seller and AMG shall not use any other business name or address from the date of this Agreement through the Closing Date. Schedule 2.25 also contains
                                                  -------------
(i) all locations (including county and judicial districts) of the Subject Assets and Seller's and AMG's places of business and chief executive offices.

     The transaction described in this Agreement and the P.C. Agreement are not subject to the bulk sales law of California or any other state.

SECTION 2.26  ARMS LENGTH TRANSACTIONS

     All transactions by the Seller and AMG with outside parties have been conducted on an arms length basis. Except as set forth in Schedule 2.26 the
                                                           -------------
directors, stockholders and officers of Seller and AMG (including their immediate families and affiliates) have not since January 1, 1995 had any material direct or indirect ownership of, or a profit participation in, any outside business enterprise with which the Seller or AMG had significant purchases, sales or business dealings.

SECTION 2.27  OTHER LIABILITIES OF SELLER

     Seller shall retain all of its liabilities other than the Assumed Liabilities (the "Retained Liabilities"). Seller represents and warrants that
Schedule 2.27 attached hereto contains a list of all Retained Liabilities,
- -------------
however, Seller's failure to include on Schedule 2.27 any particular liability
                                        -------------
that is not an Assumed Liability (a) shall not change the nature of such liability and it shall remain a Retained Liability; and (b) shall not create any obligation on the part of CORE, Purchaser, or New P.C. for payment of that Retained Liability. Seller shall apply the Purchase Price to payment of its Retained Liabilities and Seller shall use its best efforts to enter into binding agreements with each creditor of Seller, pursuant to which all liabilities of Seller to its creditors (other than the Assumed Liabilities) shall be discharged no later than the Closing Date. Purchaser shall have no liability whatsoever for any of the Retained Liabilities, whether pursuant to this Agreement or otherwise.

     No liabilities of AMG shall be assumed by Purchaser, CORE or New P.C. except as expressly described in the Professional Corporation Asset Purchase Agreement among New P.C., AMG and Seller.

SECTION 2.28  BOARD OF DIRECTORS APPROVAL

     The Board of Directors of Seller has duly authorized the execution, delivery and performance of this Agreement by Seller.

     The Board of Directors of AMG has duly authorized the execution, delivery and performance of the P.C. Agreement by AMG.

SECTION 2.29  DISCLOSURE; EFFECT OF TRANSACTION

     Neither this Agreement nor any statement, list or certificate furnished or to be furnished by Seller or AMG or their representatives to Purchaser or CORE pursuant hereto or in connection with this Agreement, the P.C. Agreement or any of the transactions contemplated thereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading. There is no fact regarding Seller, AMG or their respective prospects which CORE, Purchaser or New P.C. would reasonably consider material in making a decision with respect to the purchase of the Subject Assets or the P.C. Assets which has not been disclosed to CORE or Purchaser in this Agreement, including the Schedules and Exhibits hereto.

     No creditor, employee, consultant, client or other customer or other person having a material business relationship with Seller, AMG or any of the Clinics or Staffings has informed Seller or AMG, and neither Seller nor AMG has knowledge or is otherwise aware, that such person or entity intends to change the relationship because of the purchase and sale of the Subject Assets and the P.C. Assets as contemplated hereby, which change would have a material adverse effect on the Business or the Clinics or Staffings.

SECTION 2.30 SUPPLEMENTAL DISCLOSURE

     Seller shall have the continuing obligation through the Closing to promptly supplement or amend the Schedules and Exhibits hereto with respect to any material matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or Exhibits; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless expressly so agreed to in writing by Purchaser and CORE.

SECTION 2.31  REPRESENTATIONS AND WARRANTIES AT CLOSING

     On the Closing Date, all of the representations and warranties of Seller contained in this Agreement will be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date, except for changes contemplated or permitted by this Agreement.

SECTION 2.32  SURVIVAL OF REPRESENTATIONS

     The representations and warranties of the Seller contained in this Agreement and any Ancillary Documents shall survive the Closing hereunder, notwithstanding any investigation which may be made by or on behalf of Purchaser or CORE.

SECTION 2.33 ENVIRONMENTAL MATTERS

     Seller and AMG are in compliance with, have not violated and have no knowledge of any potential future violation of, nor is there any liability or obligation arising under, any law, ordinance, rule, regulation, order, decree, notice, plan, demand letter or other mandate or prescription, whether past or current, of any federal, state, local or foreign governmental authority (each an "Environmental Law"), including, without limitation, the California Occupational Safety and Health Act of 1973, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, relating to any contaminant, contamination or protection of the environment or environmental health and safety, including without limitation, any Environmental Law relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any element, substance, compound or mixture (including any waste or break-down product thereof), whether solid, liquid or gaseous, that has been or is subject to any Environmental Law, or the presence, existence or threat of which shall at any time give rise, under any theory at law or in equity to liability, whether under any Environmental Law or otherwise.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF CORE

     CORE hereby represents and warrants to Seller that:

SECTION 3.1  ORGANIZATION

     CORE is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; and has the power and authority to conduct all of the activities conducted by it and to own or lease all of the assets owned or leased by it. CORE is qualified as a foreign corporation in all states and jurisdictions in which such qualification is required, except where the lack of such qualification would not materially and adversely affect the ability to do business or the financial condition of CORE.

     Complete and correct copies of the Articles of Organization and Bylaws, including in each case all amendments thereto, of CORE have been made available to Seller.

SECTION 3.2  AUTHORIZATION OF TRANSACTION

     CORE has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. This Agreement is valid, binding and enforceable against CORE in accordance with its terms.

SECTION 3.3  BROKER

     No agent or broker or other person acting pursuant to authority of CORE is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

SECTION 3.4 BOARD OF DIRECTORS APPROVAL

     The Board of Directors of CORE has duly authorized the execution and delivery and performance of this Agreement by CORE.

SECTION 3.5  CORE SEC FILINGS

     CORE has since October 18, 1991 filed all proxy statements, schedules and reports required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act (collectively, the "CORE SEC Filings").

     CORE has made available to Seller and AMG the following CORE SEC Filings: its annual report on Form 10-K for its fiscal year ended December 31, 1994 and December 31, 1995; its quarterly reports on Form 10-Q for its fiscal quarters ended March 30, 1995, June 30, 1995 and September 30, 1995; its proxy statements relating to meetings of the stockholders of CORE held in 1995; and its Forms 8-K dated March 24, 1995 and October 2, 1995.

     None of the CORE SEC Filings contained, as of its date, any untrue statement of material fact or any omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.6  DISCLOSURE

     Neither this Agreement nor any statement, list or certificate furnished or to be furnished to Seller by or on behalf of CORE pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

SECTION 3.7  REPRESENTATIONS AND WARRANTIES AT CLOSING

     On the Closing Date, all of the representations and warranties of CORE contained in this Agreement will be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date, except for changes contemplated or permitted by this Agreement.


                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller that:

SECTION 4.1  ORGANIZATION

     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and has the power and authority to conduct all of the activities conducted by it and to own or lease all of the assets owned or leased by it. Purchaser is qualified as a foreign corporation in all states and jurisdictions in which such qualification is required, except where the lack of such qualification would not materially and adversely affect the ability to do business or the financial condition of Purchaser.

     A complete and correct copy of the Certificate of Incorporation and the Bylaws of Purchaser has been made available to Seller.

SECTION 4.2  AUTHORIZATION OF TRANSACTION

     Purchaser has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof, and this Agreement is valid, binding and enforceable against Purchaser in accordance with its terms.

SECTION 4.3  BROKER

     No agent or broker or other person acting pursuant to authority of Purchaser is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

SECTION 4.4 BOARD OF DIRECTORS APPROVAL

     The Board of Directors of Purchaser has duly authorized the execution and delivery and performance of this Agreement by Purchaser.

SECTION 4.5  DISCLOSURE

     Neither this Agreement nor any statement, list or certificate furnished or to be furnished to Seller by or on behalf of Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

SECTION 4.6  REPRESENTATIONS AND WARRANTIES AT CLOSING

     On the Closing Date, all of the representations and warranties of Purchaser contained in this Agreement will be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date, except for changes contemplated or permitted by this Agreement.


                                   ARTICLE V

                        ADDITIONAL AGREEMENTS OF SELLER

     Seller covenants and agrees as follows:

SECTION 5.1 OPERATION OF BUSINESS

     Seller and AMG will each, subsequent to the date hereof and prior to the Closing Date:

     (a) Continue in all material respects to conduct its business, maintain its assets, carry on its business practices and keep its books of account, records and files in the ordinary course of business;

     (b) Use its best efforts to preserve the good will of its suppliers and customers and others having business relations with it;

     (c) Use its best efforts to continue the employment of key personnel (except as otherwise permitted by CORE in writing);

     (d) Pay and perform all of its debts, obligations and liabilities as and when due under all leases, agreements, contracts and other commitments to which it is a party in accordance with the terms and provisions thereof; and

     (e) Comply in all material respects with all laws and/or other governmental or other regulations that may be applicable to its business.

SECTION 5.2  NEGATIVE COVENANTS

     Seller and AMG will not, pending the Closing, without the express written consent of CORE,

     (a) Except as set forth in Section 5.4, enter into any lease, agreement, contract or other commitment, whether written or oral, other than any commitment for the purchase of inventory or supplies or for the furnishing of services, in each case entered into in the ordinary and regular course of such corporation's business and not of unusual size or duration;

     (b)  Make any change in its corporate charter or its bylaws;

     (c) Sell, assign, lease or otherwise transfer or dispose of or encumber any property (real or personal) or equipment constituting the Subject Assets, except for replacement of any worn-out equipment in the ordinary and usual course of business;

     (d)  Merge or consolidate with or into any other corporation or entity;

     (e) Except as set forth in Section 5.4, grant any options, warrants or other rights to purchase or obtain any of its capital stock, or issue, sell or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants and other rights currently outstanding);

     (f) Declare, set aside or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or except as set forth in Section 5.4, redeem, repurchase or otherwise acquire any of its capital stock;

     (g) Except as set forth in Section 5.4, issue any note, bond or other debt security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the ordinary course of business;

     (h) Make any capital investment in, make any loan to, or acquire the securities or assets of any other person or entity;

     (i) Make any change in employment terms for any of its directors, officers or employees (except as otherwise permitted by CORE in writing);

     (j) Except as set forth in Section 5.4, conduct its business or take any other action otherwise than in the ordinary and usual course of business; or

     (k) Except as set forth in Section 5.4, incur any additional indebtedness for borrowed money, except with the written consent of CORE;

     (l) Except as set forth in Section 5.4, amend or change the period of exercisability or accelerate the exercisability of any outstanding options or warrants to acquire shares of capital stock;

     (m) Enter into any transaction that would require the Registration Statement to be delayed or substantially revised under circumstances which would in the reasonable judgment of CORE or CORE's underwriter delay the occurrence of the Closing Date beyond the date specified in
          Section 1.5; and

     (n)  Agree or commit to any of the foregoing.

SECTION 5.3  NO BREACHES OF REPRESENTATIONS AND WARRANTIES

     Seller and AMG will not take any action which would cause or constitute a breach, or would, if it had been taken immediately prior to the date hereof, have caused or constituted a breach, of any of the representations and warranties of Seller set forth herein. Seller and AMG will, in the event of, and promptly after the occurrence of or the impending or threatened occurrence of, any event which would cause or constitute a breach or would, if it had occurred immediately prior to the date hereof, have caused or constituted a breach of any of the representations and warranties of Seller set forth herein, give detailed notice to CORE; and Seller will use its best efforts (and cause AMG to use its best efforts) to prevent or promptly to remedy such breach.

SECTION 5.4  PERMITTED FINANCINGS AND REFINANCINGS

     Seller shall be permitted to obtain financing and refinance its existing debt, including issuing shares of Seller's capital stock or options or warrants for the purchase of shares of Seller's capital stock, provided (a) such financing, refinancing and issuances do not hinder, prevent or delay, directly or indirectly, Seller's and AMG's ability (i) to transfer good and marketable title to the Subject Assets and P.C. Assets, free and clear of all liens, restrictions and encumbrances; and (ii) to otherwise fulfill all Seller's obligations, covenants and agreements under this Agreement; and (b) Seller keeps CORE and Purchaser fully informed of such financing, refinancing and issuances and Seller complies with Section 2.30 hereof (Supplemental Disclosure).

SECTION 5.5  ACCESS TO INFORMATION

     Seller will give to CORE and its representatives, from and after the date of execution of this Agreement, full access during normal business hours to all of the properties, books, contracts, documents and records of Seller and AMG, and will furnish to CORE and its representatives all additional financial statements, all information with respect to Seller's and AMG's business affairs and copies of all relevant contracts and other documents which CORE, Purchaser or New P.C. may reasonably request.

SECTION 5.6  EMPLOYEE CERTIFICATES

     Seller will use its best efforts to obtain and deliver or cause to be delivered to Purchaser at the Closing the certificate of each officer, director and employee of Seller and AMG to the effect that he or she has no claims of any kind against Seller or AMG, except for his or her unpaid salary with respect to the month in which the Closing occurs as accrued to the Closing, and stating the amount thereof. A form of Employee Certificate is attached hereto as Exhibit H.
                                                                     ---------

SECTION 5.7  MAINTENANCE OF BUSINESS ORGANIZATION

     Seller will use its best efforts until the Closing to preserve its business organizations and AMG business organization intact, and to preserve the relationships of Seller and AMG with employees, suppliers, customers, landlords and others, all to the end that the going business of Seller and AMG will be unimpaired at the Time of Closing.

SECTION 5.8  FINANCIAL STATEMENT ITEMS

     Seller shall operate the business of Seller so that as of the Closing Date, the Subject Assets and the P.C. Assets minus the Assumed Liabilities and the P.C. Liabilities (as each is set forth on a properly prepared Closing Balance Sheet) is at least $1,750,000. Consistent with Section 1.2, for the purposes of the foregoing calculation the Capital Improvements Loan shall be included in the Assumed Liabilities and the assets acquired by Seller with the proceeds from the Capital Improvements Loan shall be included in the Subject Assets.

SECTION 5.9  MAINTENANCE OF INSURANCE AND PROPERTIES

     Seller will cause the existing liability and property damage, fire, casualty, medical malpractice and other insurance of Seller and AMG described in
Schedule 2.9 to be continued in force up to and through the Time of Closing.
- ------------

     Seller shall maintain its properties and operations (and shall cause AMG to maintain its properties and operations) in good repair and operating conditions until the Time of Closing.

SECTION 5.10  EXCLUSIVITY

     Neither Seller, nor any of its respective officers, directors or stockholders, will (a) solicit, initiate or encourage the submission of any proposal or offer relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, the Seller or AMG, or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek any of the foregoing. In the case of any inquiry or contact from a party or parties as to the possible acquisition of any stock or assets of Seller or AMG, Seller and AMG will promptly advise such inquiring party or parties of the existence of this Agreement and the P.C. Agreement. Additionally, Seller will notify CORE and Purchaser immediately if any person or entity makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     This Section 5.10 shall not obligate Seller or its directors or officers to breach any fiduciary duties; however, Seller agrees immediately to notify CORE and Purchaser of any unsolicited offers and to keep CORE and Purchaser fully informed on a timely basis of Seller's proposed response and actual response to any unsolicited offers. If, during the term of this Agreement, Seller shall receive an unsolicited offer to acquire its assets or stock, Seller shall be permitted hereunder to forward, and no more, such offer to its shareholders, provided Seller agrees to immediately notify CORE and Purchaser and to keep CORE and Purchaser fully informed as described in the foregoing sentence. Such unsolicited offer(s) shall not relieve Seller of its obligations to CORE and Purchaser, set forth below.

SECTION 5.11  [RESERVED]

SECTION 5.12 MONTHLY FINANCIAL STATEMENTS; AUDITED FINANCIAL STATEMENTS

     (a)  Monthly Financial Statements.  On the 20th day of each month,
          ----------------------------
beginning May 20, 1996, Seller shall deliver to CORE a balance sheet and related statements of operations and retained earnings and cash flows for each of Seller and AMG for the interim period ending at the end of the prior month, which financial statements shall not reflect any material adverse change in the financial condition or liabilities of Seller or AMG. Such financial statements, when delivered to CORE, shall be in accordance with the books and records of Seller and AMG, will be complete and correct in all material respects and fairly present the financial position of Seller and AMG as of the dates therein indicated and the results of the operations of Seller and AMG for the periods so ended (subject to normal year end adjustments in the case of any interim financial statements for which full year financial statements have been delivered), all in conformity with GAAP. Seller has previously delivered to CORE financial statements for January and February 1996 as described in this Section 5.12(a), Seller shall deliver to CORE financial statements for March 1996 as described in this Section 5.12(a) on or before May 17, 1996. Notwithstanding the foregoing, the financial statements for April 1996 shall be delivered to CORE on or prior to June 4, 1996.

     (b)  Audited Financial Statements.  Seller shall cooperate with CORE in
          ----------------------------
making available and including in CORE's Registration Statement Seller's Audited Financial Statements (as defined in Section 2.4) and any other financial statements deemed necessary or appropriate by CORE in connection with CORE's disclosure obligations under the federal securities laws; provided that CORE shall reimburse Seller for reasonable audit fees related to any audit for any period after December 31, 1995.

SECTION 5.13 BULK SALES LAW

     Seller shall indemnify and hold Purchaser and CORE harmless from any loss, cost or liability (including reasonable attorney's fees) incurred by Purchaser or CORE as a result of non-compliance with any applicable bulk sales law, preferential transfer law, fraudulent conveyance law or similar law with respect to the transactions contemplated herein or with respect to the transactions described in the P.C. Agreement.

SECTION 5.14 ARRANGEMENTS WITH CREDITORS

     Seller shall negotiate acceptable arrangements with all of its creditors providing for a discharge of all Seller's Retained Liabilities to such creditors on or prior to the Closing Date.

SECTION 5.15 NAME CHANGE

     At or before Closing, Seller shall change its corporate name from "AmHealth, Inc." to a name that does not contain any reference to "AmHealth" or any derivatives thereof.

SECTION 5.16 P.C. ASSETS

     At Closing, Seller shall fully cooperate and cause all P.C. Assets of AMG to be transferred to New P.C. pursuant to the P.C. Agreement.

SECTION 5.17  NON-COMPETITION; NON-SOLICITATION

     Seller hereby agrees that, from and after the Closing Date it shall not for a period of seven (7) years (a) serve, directly or indirectly, as an operator, owner, partner, consultant, officer, director or employee of any firm or corporation engaged in the occupational health care business within the State of California; (b) solicit or attempt to solicit, or accept business from, any entity which is a client or customer of Purchaser, AMG, New P.C. or CORE (including CORE's subsidiaries) or which at any time during the twelve-month period prior to the Closing Date, was a client or customer of any of the Clinics or Staffings, for the purpose of doing business with such client or customer in competition with Purchaser, AMG, New P.C. or CORE (including CORE's subsidiaries) (for the purpose of this covenant, the clients and customers of Purchaser shall include those entities with which Seller had held discussions or negotiations concerning the services of the Clinics and Staffings within the twelve-month period prior to the Closing Date); or (c) solicit, attempt to hire, or hire any employee or consultant of Purchaser (including Continuing Employees), New P.C. or CORE (including CORE's subsidiaries), or assist in such solicitation or hiring by any other person or entity, or encourage any employee or consultant of Purchaser (including Continuing Employees), New P.C. or CORE (including CORE's subsidiaries) to terminate his or her relationship with Purchaser, New P.C. or CORE.

     It is agreed that the remedy at law for any breach of the foregoing shall be inadequate and that CORE and Purchaser shall be entitled to any other remedy permitted at law or in equity. In the event that this Section 5.17 shall be determined by arbitrators or by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time, over too large a geographic area or over too great a range of activities, this
Section 5.17 shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it can be enforceable. Nothing herein contained shall prevent Seller from holding or making an investment in securities listed on a national securities exchange or sold in the over-the-counter market, provided such investments do not exceed in the aggregate one percent (1%) of the issued and outstanding capital stock of a corporation which is a competitor within the meaning of this Section 5.17. Nothing herein is intended to restrict the operations of Seller at the Sacramento Clinic or the Minnesota Operations, provided such operations do not materially change or expand into the territory or client base described in this
Section 5.17.

SECTION 5.18 SELLER STOCKHOLDERS MEETING

     Seller will take all steps necessary to hold a meeting of its stockholders as promptly as practicable after the date hereof, but in no event later than forty-five (45) days thereafter (the "Seller Stockholders Meeting"), for the purpose of considering approval of the principal terms of this Agreement (including corporate name change), and the Board of Directors of Seller will, subject to its fiduciary duties, recommend to such stockholders such approval and adoption hereof. Seller represents and warrants that the stockholders of Seller who own in the aggregate at least a majority of Seller stock will vote in favor of approval and adoption of this Agreement. In connection with the Seller Stockholders Meeting, Seller will duly solicit, in compliance with all applicable legal requirements, the vote of the stockholders of Seller approving the transactions contemplated by this Agreement.

     In lieu of the Seller Stockholders Meeting, Seller may, pursuant to Delaware corporate law, obtain requisite stockholder approval of the principal terms of this Agreement by written consent of stockholders in lieu of meeting.

SECTION 5.19 REPRESENTATIONS AND AGREEMENT WITH RESPECT TO REGISTRATION
             STATEMENT

     Seller agrees to provide information to CORE and otherwise to assist CORE with respect to disclosures concerning Seller and AMG to be included in the Registration Statement referred to in Section 6.2, below. None of the information that Seller or AMG will supply specifically for use in the Registration Statement, whether prior to or after the execution of this Agreement, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. All information set forth in the Registration Statement furnished by Seller or AMG relating to Seller or AMG, (i) to the extent required, will comply with and be prepared in accordance with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances under which they are made.

     There will be no fact regarding Seller, AMG or their prospects which any investor would consider material in making a decision with respect to the transactions contemplated hereby, which will not be disclosed by Seller and AMG in the Registration Statement.

     Seller agrees that the indemnification provisions of Article VII hereof shall apply to the information set forth in the Registration Statement.

SECTION 5.20  BEST EFFORTS

     Seller will use its best efforts to effectuate the transactions hereby contemplated, to perform all the covenants and agreements contained herein and to fulfill the conditions of CORE's and Purchaser's obligations under this Agreement.


                                 ARTICLE VI

                         ADDITIONAL AGREEMENTS OF CORE

SECTION 6.1  CORE'S FINANCING TO SELLER

     (a)  $1,000,000 Financing.  CORE shall loan up to $1,000,000 to Seller to
          --------------------
be used by Seller to effect the terms of this Agreement (the "$1,000,000 Financing"), provided CORE has consented to such uses (which consent shall not be unreasonably withheld), and further provided that at least $150,000 of the $1,000,000 Financing shall be used for costs (such as professional fees) associated with the transactions contemplated by this Agreement.

     Seller acknowledges that $1,000,000 of the $1,000,000 Financing was advanced to Seller on January 11, 1996 ($500,000), February 9, 1996 ($250,000)
and March 15, 1996 ($250,000).

     (b)  Capital Improvements Loan.  CORE, in its discretion, shall loan up to
          -------------------------
$500,000 to Seller prior to Closing to be used only for capital improvements for expansion of the Clinics in anticipation of Closing (the "Capital Improvements Loan"). Seller agrees to promptly use the funds from the Capital Improvements Loan solely in the manner requested by CORE.

     (c)  General Provisions.  At CORE's request, and to evidence Seller's
          ------------------
borrowings under the Capital Improvements Loan and the $1,000,000 Financing, Seller shall execute and deliver to CORE secured floating rate promissory note(s) substantially in the form of the Secured Floating Rate Promissory Note dated January 11, 1996, previously executed by Seller and delivered to CORE. Seller's borrowings under the Capital Improvements Loan and the $1,000,000 Financing shall be secured by the assets of Seller pursuant to the Loan and Security Agreement dated January

11, 1996 by and between CORE and Seller. Seller shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as CORE may request to more completely vest in and assure to CORE its rights under the Capital Improvements Loan and the $1,000,000 Financing or in any of the related security interests.

     (d)  Replacement Financing.  Notwithstanding any advances of funds by CORE
          ----------------------
to Seller under the $1,000,000 Financing or the Capital Improvements Loan, Seller acknowledges and agrees that CORE prefers for such loans and financing to be from a financial institution. Accordingly, at CORE's request, Seller shall use its best efforts to obtain loans or lines of credit from Silicon Valley Bank ("SVB") in lieu of CORE's advancing funds to Seller under the Capital Improvements Loan and the $1,000,000 Financing. Funds obtained by Seller from SVB shall be used to repay Seller's outstanding obligations to CORE and thereafter be used for the purposes of the $1,000,000 Financing and the Capital Improvements Loan. If SVB's financing is on reasonable commercial terms, Seller agrees to accept the financing from SVB in lieu of or to replace the Capital Improvements Loan and the $1,000,000 Financing notwithstanding the fact that the terms and conditions of SVB's financing of the $1,000,000 Financing or the Capital Improvements Loan may be less favorable to Seller than the terms and conditions of CORE'S financings.

     To assist Seller in obtaining financing from SVB, CORE will guarantee to SVB repayment of such loans by Seller in amounts up to $1,000,000 and $500,000 (the "Guaranty"), respectively. Terms and conditions of CORE's Guaranty shall include acceptable security interests in Seller and AMG assets granted to CORE (or other security or agreements satisfactory to CORE) for the Guaranty and termination of the Guaranty at Closing or within six months after the termination of this Agreement (or upon any Significant Transaction involving Seller (as defined in Section 10.2), if earlier).

     Notwithstanding the Guaranty, CORE shall not assume and shall have recourse to Seller with respect to Seller's liabilities with pursuant to Seller's borrowings from SVB related to the Guaranty.

SECTION 6.2  REGISTRATION STATEMENT

     As soon as reasonably practicable after the date hereof, CORE shall prepare and file with the Commission, pursuant to the Securities Act, a registration statement on Form S-1 (the "Registration Statement").

     The Registration Statement shall include shares of CORE Common Stock to be issued and sold pursuant to a proposed underwritten public offering of CORE's common stock (the "Underwritten Public Offering").

     CORE will advise Seller after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the CORE common stock issuable in connection with this Agreement for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or for additional information.

     CORE may abandon its efforts with respect to the Underwritten Public Offering, the Registration Statement or the transactions contemplated hereby in the event that (i) the average closing price of CORE common stock, as quoted on the NASDAQ-National Market System, is below $8.50 for any ten (10) day period after the date of this Agreement; or (ii) CORE's underwriter advises CORE that the price per share of CORE's common stock in the Underwritten Public Offering may be less than $8.50 per share.

SECTION 6.3  RESERVED

SECTION 6.4  EMPLOYMENT ARRANGEMENTS AND EMPLOYEE BENEFITS

     (a) Purchaser shall offer employment, commencing as of the Closing Date, to all employees listed on Schedule 2.12 with such changes in the ordinary
                           -------------
course of business of which Seller notifies Purchaser (other than those employees listed on Schedule 6.4, including Purchaser's revisions thereto at or
                    ------------
prior to Closing); provided, however, Purchaser reserves the right to make changes to the wages, salary, benefits, hours and conditions of such employees. Those employees who shall accept said offer of employment with Purchaser and who shall actually commence active employment with Purchaser shall collectively be referred to as the "Continuing Employees".

     (b)  Unless expressly listed on Schedule 1.2 as an Assumed Liability,
                                     ------------
Seller shall retain responsibility for any hospital, medical, dental, life insurance, disability, workers' compensation or other employee welfare benefit plan premiums accrued for coverage prior to the Closing Date, as well as all liability under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), if any. Hospital, medical, dental, life insurance, disability, workers' compensation and other employee welfare benefit plans listed on
Schedule 2.13 for which premiums will be accrued for coverage of the Continuing
- -------------
Employees on or after the Closing Date shall be the responsibility of Purchaser. Unless expressly listed as an Assumed Liability, Seller shall remain responsible for paying all unpaid vacation, sick-leave or other time-off pay accrued by all employees through the Closing Date and any COBRA liabilities or obligations. To the extent Purchaser elects to continue employee benefits listed on Schedule
                                                                    --------
2.13 for the Continuing Employees after the Closing Date, Seller shall and shall
- ----
cause AMG to fully cooperate with Purchaser in the transfer of such plans and benefits.

     (c) Unless expressly listed as an Assumed Liability, Seller shall pay to all Continuing Employees all benefits accrued to such employees prior to the Closing Date (including, without limitation, vacation pay and time-off pay) as soon as practicable after Closing, but in no event more than fourteen (14) days after Closing.

     (d) No provision of this Section 6.4 shall create any third-party-beneficiary rights in any employee or former employee (including any beneficiary thereof) of Seller, Purchaser AMG or New P.C.

SECTION 6.5  NO BREACHES OF REPRESENTATIONS AND WARRANTIES

     Between the date hereof and Closing, CORE will not take any action which would cause or constitute a breach, or would, if it had been taken immediately prior to the date hereof, have caused or constituted a breach, of any of the representations and warranties of CORE set forth herein. CORE will, in the event of, and promptly after the occurrence of or the impending or threatened occurrence of, any event which would cause or constitute a breach or would, if it had occurred immediately prior to the date hereof, have caused or constituted a breach of any of the representations and warranties of CORE set forth herein, give detailed notice to Seller; and CORE will use its reasonable best efforts to prevent or promptly to remedy such breach.

SECTION 6.6  BEST EFFORTS

     CORE will use its reasonable best efforts to effectuate the transactions hereby contemplated, to perform all of the covenants and agreements contained herein, and to fulfill the conditions of Seller's obligations under this Agreement.


                                  ARTICLE VII

                        INDEMNITY BY THE SELLER; ESCROW

SECTION 7.1  INDEMNIFICATION

     Seller hereby agrees to indemnify, defend, save and hold CORE, Purchaser and New P.C. and their subsidiaries and affiliates, and any person serving as an officer, director, employee, independent contractor, agent or counsel (each of the foregoing being referred to herein as an "Indemnified Party") harmless from and against, and will reimburse each Indemnified Party for all losses, liabilities, costs, damages, assessments, taxes, judgments, deficiencies and expenses of any nature whatsoever (including reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) incurred by an Indemnified Party which shall arise out of or result from or constitute any breach of any representation, warranty, covenant or agreement of Seller or AMG in this Agreement, the P.C. Agreement, the Registration Statement, or in any certificate, schedule or exhibit delivered pursuant hereto or thereto, and for any undisclosed liabilities of Seller or AMG incurred prior to the Closing Date. Seller hereby releases AMG from any obligation of contribution, indemnity or the like relating to any claims under this Article VII.

     The amount of the indemnity to which an Indemnified Party shall be entitled hereunder shall be measured by the sum of (a) the amount of cash required to restore the circumstances or condition which constitutes the breach of any such representation, warranty, covenant or agreement or non-fulfillment of any such obligation to what it would have been on the Closing Date had such breach or non-fulfillment not occurred, and (b) all reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding relating thereto.

SECTION 7.2  DETERMINATION OF LIABILITY

     In the event that at any time or from time to time, CORE shall determine that an Indemnified Party is entitled to indemnification under Section 7.1 hereof, CORE shall give written notice to Seller specifying the cause and the amount of such claim. Seller may object to the claim by delivering written notice thereof to CORE within twenty (20) days after receipt of CORE's written notice. Failure on the part of Seller so to object shall constitute an acceptance of CORE's claim and if the amount to which an Indemnified Party is entitled is not paid by Seller within thirty (30) days of such determination, then CORE shall have the right to satisfy all or part of such indemnification obligations of Seller by offset against the Escrow described in Section 7.5. In the event such claim exceeds the amount then held in Escrow, or the Escrow has previously been paid, or the Escrow is otherwise insufficient to fully satisfy such claim, Seller shall be liable to CORE for payment of such claim.

     In the event that Seller shall so object and CORE and Seller shall fail to reach an agreement as to the entitlement of an Indemnified Party to indemnification or the amount thereof within sixty (60) days after the written notice by Seller objecting to the claim, then so much of the matter as may be in dispute shall be submitted to the American Arbitration Association in Boston, Massachusetts for settlement in accordance with its Rules of Commercial Arbitration, and the decision as to the disputed matter rendered by the arbitrator or arbitrators shall be binding on all parties to this Agreement. CORE, Purchaser and Seller shall act upon such award in like manner as though it constituted an agreement reached between the parties. The Indemnified Party and Seller shall each bear the cost of their respective expenses and shall each pay fifty percent (50%) of the arbitrators' charges.

SECTION 7.3 DEFENSE OF CLAIMS

     After receipt by CORE or Purchaser of notice of the existence of any claim made or threatened by a third party to which the indemnification obligations hereunder apply, CORE shall give written notice thereof to Seller, but the omission to so notify Seller will not relieve Seller from any liability except to the extent that Seller shall have been materially prejudiced as a result of the failure in giving timely notice. Such notice shall state the information then available regarding the amount and nature of such claim and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within ten (10) days after receiving such notice, Seller gives written notice to CORE stating that it disputes and intends to defend against such claim at Seller's own cost and expense (subject to the consent of CORE, which consent shall not be unreasonably withheld), provided Seller's counsel in such defense is acceptable to CORE, then CORE shall make no payment on such claim as long as Seller is conducting a good faith and diligent defense thereof. Notwithstanding anything herein to the contrary, CORE shall at all times have the right to fully participate in such defense at CORE's own expense directly or through counsel. If no timely notice of intent to dispute and defend is given by Seller, or if such diligent good faith defense is not being or ceases to be conducted, after written notice to Seller and the failure of Seller to initiate or conduct such a defense within ten (10) days after such notice, CORE, at the expense of Seller, shall undertake the defense of such claim, liability or expense, and shall have the right to compromise or settle the same. If such claim, liability or expense is one that by its nature cannot be defended solely by Seller, then CORE Purchaser and New P.C. shall make available all information and assistance that Seller may reasonably request and shall cooperate with Seller in such defense, provided that Seller shall reimburse CORE and Purchaser for their costs and expenses in providing such assistance.

SECTION 7.4 RECOURSE TO SELLER

     Any amounts offset against the Escrow shall in no way limit an Indemnified Party's rights in law or equity to recover from Seller in respect of any claims of an Indemnified Party not fully satisfied by such offsets.

SECTION 7.5 ESCROW

     At Closing, $390,000 of the Purchase Price otherwise payable to Seller hereunder shall be placed in escrow with Small, White & Marani, as escrow agent (the "Escrow Agent"), as security for Seller's indemnification obligations hereunder (the "Escrow"). The Escrow shall not be a limit to Seller's indemnification obligations and the Escrow, less the amount of any then outstanding claims asserted by Purchaser, CORE or New P.C. pursuant to Sections
7.2 or 7.3, shall be distributed to Seller six months from the Closing Date. The Escrow shall be subject to the Escrow Agreement in the form attached hereto as Exhibit F. During the term of the Escrow Agreement, Purchaser and Seller shall
- ---------
give written notice to Escrow Agent when a claim has been asserted.

                                 ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS OF SELLER

     The obligations of Seller to consummate the transactions contemplated by this Agreement on the terms and conditions contained herein shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by Seller but only in a writing signed by Seller:

SECTION 8.1  REPRESENTATIONS AND WARRANTIES

     The representations and warranties of CORE and Purchaser contained in this Agreement shall be true and correct as of the date hereof and at and as of the Closing Date, and all of the representations and warranties of CORE and Purchaser contained in the Ancillary Documents shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

SECTION 8.2  COMPLIANCE BY CORE AND PURCHASER

     CORE and Purchaser shall have performed and complied with all agreements and conditions on their part required by this Agreement to be performed or complied with prior to or at the Closing Date.

SECTION 8.3  CLOSING CERTIFICATES

     Seller shall have received certificates of CORE and Purchaser executed by the President and Chief Financial Officer of each corporation dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 8.1 and 8.2 of this Article VIII and such other evidence with respect to the fulfillment of any said conditions as Seller may reasonably request upon reasonable prior notice.

SECTION 8.4 RESERVED

SECTION 8.5  LEGAL OPINION

     Seller shall have received an opinion of Rich, May, Bilodeau & Flaherty, P.C., counsel for CORE and Purchaser, dated the Closing Date, reasonably satisfactory in form and substance to counsel for Seller, substantially to the effect as set forth on Exhibit F.
                       ---------

     Such opinion shall cover such related matters as Seller may reasonably require, and may contain customary assumptions and exceptions.

SECTION 8.6  CERTIFIED RESOLUTIONS

     CORE and Purchaser shall have furnished to Seller certified resolutions of their respective Boards of Directors duly and legally authorizing the execution, delivery and performance of this Agreement by CORE and by Purchaser, and such other documentation as Seller shall reasonably request.


                                  ARTICLE IX

                CONDITIONS TO OBLIGATIONS OF CORE AND PURCHASER

     The obligations of CORE and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by CORE and Purchaser but only in a writing signed by CORE and Purchaser:

SECTION 9.1  REPRESENTATIONS AND WARRANTIES

     The representations and warranties of Seller contained in this Agreement shall be true and correct as of the date hereof and at and as of the Closing Date in all material respects, and all of the representations and warranties of Seller contained in the Ancillary Documents shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

SECTION 9.2  COMPLIANCE BY SELLER AND AMG

     Seller and AMG shall have performed and complied with all agreements, covenants and conditions on their part required by this Agreement and the P.C. Agreement to be performed or complied with prior to or at the Closing Date.

SECTION 9.3  CLOSING CERTIFICATE

     CORE and Purchaser shall have received a certificate of Seller, executed by the President and Chief Financial Officer of Seller, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 9.1 and
9.2 of this Article IX, and such other evidence with respect to the fulfillment of any said conditions as CORE or Purchaser may reasonably request upon reasonable prior notice.

SECTION 9.4  LEGAL OPINION

     CORE and Purchaser shall have received an opinion of Small, White & Marani, counsel for Seller and AMG, dated the Closing Date, reasonably satisfactory in form and substance to counsel for CORE, substantially to the effect as set forth on Exhibit E.
   ---------

     Such opinion shall cover such related matters as CORE or Purchaser may reasonably require, and may contain customary assumptions and exceptions.

SECTION 9.5  CERTIFIED RESOLUTIONS AND VOTES

     Seller shall have furnished CORE and Purchaser with certified resolutions and votes of their respective Board of Directors and stockholders duly and legally authorizing the execution, delivery and performance of this Agreement by Seller, and such other documentation as CORE or Purchaser may reasonably request.

SECTION 9.6  NO LITIGATION

     Except as set forth on Schedule 2.17, between the date of this Agreement
                            -------------
and the Closing Date, no suit or action or legal, administrative, arbitration or other proceeding shall have been instituted, or threatened, against Seller or AMG which could adversely affect the financial condition of Seller or AMG or the conduct of Seller's or AMG's business, nor shall any suit or action or legal, administrative, arbitration or other providing have been instituted, or threatened, against CORE or Purchaser involving any challenge or seeking damages or other relief in connection with the transactions contemplated hereby; provided however, claims, suits, actions or other proceedings involving amounts in the aggregate less than $75,000 shall not be a breach of this closing condition if Seller agrees to promptly settle such claim, suit, action or other proceeding with the proceeds of the Purchase Price.

SECTION 9.7  PRESERVATION OF BUSINESS

     The going business of Seller and AMG and their business organizations and personnel shall have been preserved substantially intact and shall not have been materially impaired. Between the date of this Agreement and the Closing Date, the key employees and consultants of Seller and AMG shall have continued in the employ (or service) of Seller and AMG, Seller and AMG shall not have discontinued any lines of business or changed in any material respect the nature of their businesses from those existing on the date hereof. There shall have been no material adverse change in Seller or AMG since September 30, 1995.

SECTION 9.8  RELATIONSHIPS WITH CUSTOMERS

     The relations of Seller and AMG with their customers, patients, suppliers, employees and consultants, landlords and others shall have been preserved substantially intact and not materially impaired.

SECTION 9.9 ADDITIONAL DOCUMENTATION; MONTHLY FINANCIAL STATEMENTS

     Seller and AMG shall have provided CORE and Purchaser with such additional documentation as CORE and Purchaser may reasonably request.

     CORE and Purchaser shall have received the monthly financial statements and the Audited Financial Statements of Seller and AMG as described in Section 5.12 hereof.

SECTION 9.10  CORPORATE RECORDS

     There shall have been delivered to CORE and Purchaser the books and records of Seller as described in Section 1.1(a)(xii).

SECTION 9.11  MAINTENANCE OF ASSETS

     At the Closing, Seller and AMG shall have good and marketable title to all of the Subject Assets and the P.C. Assets, including personal property, real estate and intellectual property, free and clear of all liens, mortgages, pledges and encumbrances. The properties, machinery and equipment of Seller and AMG shall have been maintained in good repair and operating condition, ordinary wear and tear excepted.

SECTION 9.12  EMPLOYMENT AGREEMENTS; AGREEMENTS WITH EMPLOYEES AND CONSULTANTS

     Seller and AMG shall have each used its best efforts to assist Purchaser in entering into employment agreements (or consulting agreements) with certain key employees and consultants of Seller and AMG, as determined by CORE (including regional vice presidents, clinic directors and medical directors) including, without limitation, those employees and consultants set forth in Schedule 9.12.
                                                                 -------------
In lieu of new employment agreements (or consulting agreements), Seller and AMG may assign to Purchaser existing employment agreements (or consulting agreements) between Seller and AMG and certain of its key employees (or consultants), provided Purchaser approves the terms and conditions of such agreements.

     Seller and AMG shall have each used its best efforts to assist Purchaser in receiving from each continuing employee and key consultant of Seller and AMG a binding agreement, in form substantially similar to Exhibit I hereto, which sets forth an acknowledgement
                         ---------
of CORE's policies concerning non-disclosure and an acknowledgment of Purchaser's ownership of the intellectual property of Seller and AMG being transferred to Purchaser pursuant to the transactions contemplated hereby.

SECTION 9.13  NON-COMPETITION AGREEMENTS

     Seller and AMG shall have each used its best efforts to assist Purchaser in obtaining from Seller's and AMG's key employees and affiliates (including regional vice presidents, clinic directors and medical directors, but excluding practicing physicians with no management responsibilities and Steven Miracle), including, without limitation those employees, and affiliates listed on Schedule
                                                                        --------
9.13, non-competition agreements with Purchaser and CORE, in a form acceptable
- ----
to Purchaser and CORE, pursuant to which such persons will agree not to engage in competition with the business of Seller purchased by Purchaser or any business of CORE and its affiliated corporations within the geographical area of North America for a period of five (5) years. For physicians, such non-competition agreements shall permit the physicians to practice medicine outside a radius of twenty (20) miles from any Clinic or Staffings, provided that such practice is not in competition with the Clinics or Staffings.

SECTION 9.14  CONSENTS

     Seller shall have delivered to CORE and Purchaser all consents of third parties required by any and all agreements or documents to which Seller or AMG are parties or are bound in order to give effect to the transactions contemplated hereby. Without limiting the generality of the foregoing, to the extent required or requested by CORE and Purchaser, such consents shall include consents of (a) the parties to the contracts and agreement listed on Schedule
                                                                     --------
2.10; (b) the employees or consultants with whom Seller has contracts or
- ----
agreements as listed on Schedule 2.10; (c) California Pacific Medical Center and
                        -------- ----
     for (d) creditors. There shall have been delivered to CORE Purchaser and New P.C. all assignments, deeds, bills of sale, insurance policies, contracts, leases, franchises, permits and all other documents pertaining to the Subject Assets and the P.C. Assets.

SECTION 9.15  TRANSFER OF P.C. ASSETS TO NEW P.C. BY AMG

     All the P.C. Assets shall have been transferred from AMG to New P.C. pursuant to the P.C. Agreement.

SECTION 9.16  PROCEEDINGS

     All corporate or other proceedings taken or required to be taken in connection with the transactions contemplated hereby at or prior to the Closing Date and all documents incident thereto shall be reasonably satisfactory in form and substance to CORE and Purchaser and their counsel.

SECTION  9.17  SUBJECT ASSETS AND ASSUMED LIABILITIES

     At Closing, the Subject Assets and the P.C. Assets minus the Assumed Liabilities and the P.C. Liabilities (as each is set forth on a properly prepared Closing Balance Sheet) shall be $1,750,000, as determined in Section
1.2 hereof. In the event the Subject Assets and P.C. Assets minus the Assumed Liabilities and the P.C. Liabilities equal less than $1,750,000 as shown on the most recent properly prepared balance sheet delivered to CORE pursuant to
Section 5.12 hereof, (such amount below $1,750,000 being referred to as the "Pre-Closing Balance Sheet Shortfall"), then Purchaser shall consummate the transaction and the Purchase Price shall be reduced by the amount equal to the Pre-Closing Balance Sheet Shortfall.

SECTION 9.18 UNDERWRITTEN PUBLIC OFFERING

     CORE shall have completed and received the proceeds of an underwritten public offering of at least an additional 2,000,000 shares of its common stock at a price acceptable to CORE in its sole discretion, provided, however, that CORE shall have no obligation to consummate such underwritten public offering if in the judgment of CORE or its underwriter the price per share in such public offering may be less than $8.50.

SECTION 9.19 REGISTRATION STATEMENT

     The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

SECTION 9.20 "BLUE SKY" PERMITS

     CORE shall have received all state securities laws or "blue sky" permits and other authorizations and exemptions necessary to consummate the Underwritten Public Offering.

SECTION 9.21  ACCOUNTANTS' COMFORT LETTERS

     Each of Ernst & Young of Boston and KPMG Peat Marwick LLP of Atlanta, Georgia and Arthur Anderson LLP shall have delivered comfort letters to CORE and Purchaser dated prior to the date of the effectiveness of the Registration Statement concerning the financial statements of

CORE and of Seller and AMG, respectively (including pro-forma financial statements), included in the Registration Statement, in form and content reasonably acceptable to CORE and Purchaser.

SECTION 9.22  RESERVED

SECTION 9.23  GOVERNMENTAL CONSENT AND APPROVALS; STATUTES, LICENSES, PERMITS,
              ETC.

     All statutory requirements for the valid consummation of the transactions contemplated by this Agreement and the P.C. Agreement shall have been complied with, including the receipt of all required authorizations, consents and approvals of federal and state governmental agencies and any necessary non-governmental regulatory entity. No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, issued, promulgated or enforced (or repealed, superseded or otherwise made inapplicable) by any court or governmental authority or any non-governmental regulatory entity which prohibits the consummation of the transactions contemplated by this Agreement or the P.C. Agreement.

     Purchaser and New P.C. shall have received or shall have been granted any and all necessary certificates, licenses, permits, authorities and franchises by the appropriate local, state and federal government agencies and any applicable non-governmental entity in order for Purchaser and New P.C. to conduct the business of the Clinics and Staffings (the "Permits and Licenses"). Seller and AMG shall cooperate and employ their best efforts to assist Purchaser and New P.C. in receiving the Permits and Licenses.

SECTION 9.24  MEDICAL MALPRACTICE POLICY

     At or before Closing, Seller shall deliver to Purchaser and CORE a certificate of insurance from an insurance company acceptable to CORE evidencing the existence of the AMG's medical malpractice policy through the Closing Date (including "tail" coverage), together with a paid receipt from the insurance company evidencing payment in full of the insurance premium on the AMG's medical malpractice policy.

SECTION 9.25  CLOSING DATE PRICE

     The Closing Date Price (as defined in Section 1.3(b)) of CORE common stock shall be $8.50 or greater.

SECTION 9.26 DUE DILIGENCE

     Purchaser and CORE shall have completed their due diligence investigation of the business of Seller and AMG, including, without limitation, their review of financial statements, assets, liabilities, products, services, inventory, methods of accounting, margins and financial and other business records and investigation of Seller's and AMG's customers and suppliers. In this connection, Seller and AMG agree to make all relevant information available and to authorize reasonable visits to Seller's and AMG's premises with such staff, consultants and experts as Purchaser and CORE deem necessary or desirable. Purchaser and CORE agree to coordinate closely all such activities with Seller and AMG and to conduct any such inquiries with appropriate discretion and sensitivity to Seller's and AMG's relationships with their employees, customers and suppliers. Such due diligence shall include a valuation of all of the assets and goodwill of Seller and AMG. A satisfactory conclusion, in the opinion of CORE, of this due diligence study (including, without limitation, approval of the Schedules to this Agreement) is a condition to the obligations of CORE and Purchaser to consummate the transactions contemplated by this Agreement.


                                   ARTICLE X

                          TERMINATION OR ABANDONMENT

SECTION 10.1  TERMINATION OR ABANDONMENT

     This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to the Closing Date:

     (a) By mutual consent of CORE and Seller notwithstanding the approval of this Agreement by the stockholders of CORE or Seller;

     (b) By CORE if (i) any of the representations or warranties of Seller or AMG contained herein or in the P.C. Agreement shall have been untrue or incorrect in any material respect on the date hereof, or (ii) Seller or AMG shall be in material breach of any of their covenants, agreements or obligations hereunder or under this Agreement or the P.C. Agreement and such breach shall continue uncured until the earlier of (x) the Closing Date, (y) the tenth day following the receipt by the breaching party of notice thereof or (z) August 1, 1996;

     (c) By Seller if (i) any of the representations or warranties of CORE or Purchaser contained herein shall have been untrue or incorrect in any material respect on the date hereof, or (ii) CORE or Purchaser shall be in material breach of any of their covenants, agreements or obligations hereunder and such breach shall continue uncured until the earlier of (x) the Closing Date, (y) the tenth day following the receipt by the breaching party of notice thereof or (z) August 1, 1996;

     (d) By either Seller or CORE if, without fault of such terminating party, the Closing has not become effective by August 1, 1996, or such other date, if any, as Seller and CORE shall agree upon;

     (e)  [Reserved]

     (f) By CORE if, pursuant to Section 6.2 hereof, CORE has abandoned the Underwritten Public Offering or has withdrawn the Registration Statement;

     (g) By CORE if the conditions set forth in Article IX hereof have not been satisfied on or prior to the Closing Date; or

     (h) By Seller if the conditions set forth in Article VIII hereof have not been satisfied on or prior to the Closing Date.

SECTION 10.2  EFFECT OF TERMINATION OR ABANDONMENT

     In the event of the termination and abandonment of this Agreement by CORE or Seller pursuant to Section 10.1, written notice thereof shall forthwith be given to the other party and this Agreement shall become void and have no effect without liability of any party to any other party except as set forth below, except that the provisions of Section 12.1 (Confidentiality), Section 12.11 (Expenses), Section 12.13 (Press Releases and Public Announcements) and Section
10.3 (Arbitration re: Termination), shall survive.

     In the event CORE and Seller do not consummate the transactions contemplated by this Agreement and on or before January 9, 1998, Seller (or Seller's stockholders or creditors) or AMG is involved in (a) a bankruptcy or assignment for benefit of creditors or (b) a merger, sale or transfer of a significant portion of Seller's or AMG's assets or stock, directly or indirectly (a "Significant Transaction"), and such Significant Transaction involves a valuation of Seller or AMG of $13,500,000 or more, then in such event, Seller shall pay to CORE a fee of $1,000,000 immediately upon the occurrence of the Significant Transaction (and such payment shall accrue interest at 15% per annum if not paid on the date of the Significant Transaction); provided, that the $1,000,000 fee shall not be due if failure to consummate the transaction is due solely (i) to CORE's termination of this Agreement pursuant to Section 10.1 (f), or (ii) to CORE's breach of this Agreement (provided there has been no breach by Seller or AMG of this Agreement or the P.C. Agreement).

     CORE and Seller agree that the $1,000,000 fee is reasonable in light of potential expenses and exposure of CORE in connection with the transactions contemplated by this Agreement.

     In the event CORE and Seller do not consummate the transactions contemplated by this Agreement and on or before January 9, 1998, Seller (or Seller's stockholders or creditors) or AMG is planning to or will be involved in a Significant Transaction and such Significant Transaction involves a valuation of Seller or AMG of less than $13,500,000, then Seller shall notify CORE thirty
(30) days prior to such transaction and grant CORE a right of first refusal concerning such proposed Significant Transaction, provided, that CORE shall have the option to pay the consideration for the proposed Significant Transaction in shares of CORE common stock with demand registration rights.

     In the event of the termination or abandonment of this Agreement by Seller pursuant to Section 10.1(c), (d) or (h), then, in such event, CORE shall pay down $500,000 of Seller's borrowings under the $1,000,000 Financing or the Capital Improvements Loan from Silicon Valley Bank (or credit Seller with $500,000 for Seller's borrowings from CORE). Such payment (or credit) shall be Seller's and AMG's sole and exclusive remedy for Purchaser's or CORE's breach or alleged breach of this Agreement. All parties to this Agreement agree that the foregoing payment (or credit) is reasonable in light of potential expenses of Seller and Seller's uses of borrowings from Silicon Valley Bank (or CORE) in anticipation of the Closing. Notwithstanding the foregoing, and without limitation, the following matters shall not require such payment by (or credit to) CORE: Purchaser's or CORE's dissatisfaction with their due diligence review of Seller or AMG; delays in CORE's filings with the SEC caused directly or indirectly by the unavailability of Seller's or AMG's information or financial statements deemed necessary or appropriate by CORE; or CORE's stock price being below $8.50 as described in Section 6.2 or 9.25 of this Agreement.

     The parties to this Agreement acknowledge and agree that it may be difficult, if not impossible, to accurately determine the amount of damages that may be incurred for a breach of this Agreement. Accordingly, the parties agree that the amounts payable and other rights granted under the circumstances described in this Article X are reasonable.

SECTION 10.3  ARBITRATION RE: TERMINATION

     If there is a dispute concerning termination pursuant to this Article X, such dispute shall be immediately submitted to arbitration in Boston, Massachusetts before a panel of three arbitrators in accordance with the Rules of Commercial Arbitration of the American Arbitration Association and the party electing to terminate this Agreement shall have the burden of proving its right to terminate. The arbitrators shall not have authority to change the amount of the payments or credits due hereunder; however, the arbitrators may assess costs, including counsel fees. The decision of the arbitrators shall be final and binding upon all parties, and judgment upon the decision may be entered in any court of competent jurisdiction.

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

                                  ARTICLE XI

                           DEFINITIONS; CONSTRUCTION

SECTION 11.1  DEFINITIONS

     The terms defined in this section shall, for all purposes of this Agreement, have the respective meanings set forth opposite such terms.

     "Agreement" shall mean this Asset Purchase Agreement, as amended from time to time.

     "AMG" shall mean AmHealth Medical Group of California, Professional Corporation, a California corporation.

     "AMG Management Contract" shall mean that certain Management Services Agreement by and between AMG and Seller, dated as of October 1, 1995.

     "Ancillary Documents" shall have the meaning set forth in Section 1.6.

     "Assigned Contracts" shall have the meaning set forth in Section
1.1(a)(vii).

     "Assumed Liabilities" shall have the meaning set forth in Section 1.2.

     "Audited Financial Statements" shall have the meaning set forth in Section 5.12(b).

     "Balance Sheet" shall have the meaning set forth in Section 2.4.

     "Best knowledge" shall have the meaning set forth in Section 12.5.

     "Business" shall have the meaning set forth in Section 1.1(a).

     "Capital Improvements Loan" shall have the meaning set forth in Section 6.1(b).

     "Clinics" shall have the meaning set forth in Section 1.1(a)(i).

     "Closing" shall have the meaning set forth in Section 1.5.

     "Closing Date" shall have the meaning set forth in Section 1.5.

     "Closing Date Balance Sheet" shall have the meaning set forth in Section
1.2.

     "Closing Date Price" shall have the meaning set forth in Section 1.3(b).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collection Period" shall have the meaning set forth in Section 7.6.

     "Continuing Employees" shall have the meaning set forth in Section 6.4.

     "CORE" shall mean CORE, INC., a Massachusetts corporation.

     "CORE SEC Filings" shall have the meaning set forth in Section 3.5.

     "Escrow" shall have the meaning set forth in Section 7.5.

     "Escrow Agent" shall have the meaning set forth in Section 7.5.

     "Environmental Law" shall have the meaning set forth in Section 2.33.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" shall have the meaning set forth in Section 1.1(a).

     "Financial Statements" shall have the meaning set forth in Section 2.4.

     "GAAP" shall mean generally accepted accounting principles and practices applied on a consistent basis with prior periods.

     "Guaranteed Accounts Receivable" shall have the meaning set forth in
Section 7.6.

     "Guaranty" shall have the meaning set forth in Section 6.1.

     "Indemnified Party" shall have the meaning set forth in Section 7.1.

     "Minnesota Operations" shall have the meaning set forth in Section 1.1(a).

     "$1,000,000 Financing" shall have the meaning set forth in Section 6.1(a).

     "Permits and Licenses" shall have the meaning set forth in Section 9.23.

     "P.C. Agreement" shall mean the Professional Corporate Asset Purchase Agreement, dated May 10, 1996, by and between AMG, Peter P. Greaney, M.D. on behalf of New P.C. and AmHealth.

     "P.C. Assets" shall have the meaning as defined in the P.C. Agreement.

     "P.C. Liabilities" shall mean the P.C. Assumed Liabilities as defined in the P.C. Agreement.

     "Proprietary Rights" shall have the meaning set forth in Section 2.7.

     "Purchase Price" shall have the meaning set forth in Section 1.3.

     "Purchaser" shall mean AmHealth Clinics Corp., a Delaware corporation and wholly-owned subsidiary of CORE.

     "Real Estate Leases" shall have the meaning set forth in Section
1.1(a)(ix).

     "Registration Statement" shall have the meaning set forth in Section 6.2.

     "Retained Liabilities" shall have the meaning set forth in Section 2.27.

     "Sacramento Clinic" shall have the meaning set forth in Section 1.1(a).

     "SEC" shall mean the Securities and Exchange Commission, and any successor thereto.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Seller" shall mean AmHealth, Inc., a Delaware corporation.

     "Seller Stockholders Meeting" shall have the meaning set forth in Section 5.18.

     "Seller's best knowledge" shall have the meaning set forth in Section 12.5.

     "Shortfall" shall have the meaning set forth in Section 7.6.

     "Significant Transaction" shall have the meaning set forth in Section 10.2.

     "Subject Assets" shall have the meaning set forth in Section 1.1(a).

     "SVB" shall mean Silicon Valley Bank, and any successor thereto.

     "Temporary Encumbrances" shall have the meaning set forth in Section 2.5.

     "Time of Closing" shall have the meaning set forth in Section 1.5.

     "Underwritten Public Offering" shall have the meaning set forth in Section 6.2.

SECTION 11.2   RULES OF CONSTRUCTION

     Unless the context otherwise indicates, words importing the singular number shall include the plural number and vice versa, and words of the masculine gender shall include the feminine and neuter genders. The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms, as used in this Agreement, refer to this Agreement as a whole.


                                  ARTICLE XII

                              GENERAL PROVISIONS

SECTION 12.1  CONFIDENTIALITY

     CORE will use its reasonable best efforts to keep confidential any and all information furnished to it by Seller or its independent public accountants in connection with the transactions contemplated by this Agreement, and the business and financial review and investigation conducted by CORE, except to the extent any such information may be generally available to the public; provided, however, that (a) any disclosure of such information may be made by CORE to the extent required by applicable law or regulation or judicial or regulatory process, and (b) such information may be used by CORE as evidence in or in connection with any pending or threatened litigation relating to this Agreement or any transaction contemplated hereby.

SECTION 12.2  CLOSING DOCUMENTS

     The parties will make every good faith effort to reach agreement as to the form of the documentation to be delivered in connection with the Closing hereunder.

SECTION 12.3  RESERVED

SECTION 12.4  NO THIRD PARTY BENEFICIARIES

     This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto except New P.C. and the Indemnified Parties shall have the rights and remedies set forth on Article VII.

SECTION 12.5  WAIVERS; BEST KNOWLEDGE

     Seller, CORE or Purchaser may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties of the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall be in writing and signed by a duly authorized officer of the extending or waiving party.

     As used in this Agreement, the terms "best knowledge" and any variations thereof shall mean the actual knowledge of the officers and directors of the corporation and such knowledge as reasonable officers and directors would have based on the execution of their responsibilities consistent with their legal duty of care. For the purpose of this definition, "Seller's best knowledge" means the actual knowledge of the directors of Seller (Steven Miracle, Charles Coreth and James Murphy) and the following officers or employees of Seller:
Kathy Stevens, Joanne Cahill, Neville Jacks and Therese Hernandez, and such knowledge as reasonable officers and directors and employees would have based on the execution of their responsibilities consistent with their legal duty of care.

SECTION 12.6  NOTICES

     Except as otherwise provided herein, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be (a) in writing and shall be deemed to be given (i) when delivered in person, (ii) on the third business day after deposit in a regularly maintained receptacle of the United States mail as registered or certified mail, return receipt requested, postage prepaid, (iii) one business day after deposit with a recognized national private courier service, or (iv) on the day on which the party to whom such notice is addressed refuses delivery by mail or by private courier service, and
(b) addressed as follows:

     if to CORE or
       Purchaser to:  CORE, INC.
                            18881 Von Karman Ave. - Suite 1750
                            Irvine, CA 92715
                            Attn:  George C. Carpenter IV, Chief Executive
                            Officer
                            Telephone:  (714) 442-2100
                            Fax:  (714) 442-2102
     with a copy to:  Rich, May, Bilodeau & Flaherty, P.C.
                            294 Washington Street
                            Boston, Massachusetts  02108
                            Attention:  Stephen M. Kane, Esq.
                            Telephone:  (617) 482-1360
                            Fax:  (617) 556-3889

     if to Seller or
       AMG to:              AmHealth, Inc.
                            3000 Old Alabama Road
                            Suite 119-250
                            Alpharetta, Georgia 30202
                            Attn:  Steven Miracle, President and
                            Chief Operating Officer
                            Telephone:  (770) 569-4938
                            Fax:  (770) 569-4938

     with a copy to:  Small, White & Marani
                            3343 Peachtree Road, NE
                            Suite 750, East Tower
                            Atlanta, GA 30326
                            Attn:  Gus Small, Esq.
                            Telephone:  (404) 237-0071
                            Fax:  (404) 231-4192

or to such other address as may be designated in writing by any party from time to time in accordance herewith.

SECTION 12.7  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of Seller, CORE and Purchaser set forth herein shall survive the Closing.

SECTION 12.8  SUCCESSORS, ASSIGNS

     All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, heirs, personal representatives and permitted assigns of the parties hereto.

SECTION 12.9  COUNTERPARTS

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

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

SECTION 12.10  GOVERNING LAW; AMENDMENTS

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE UNDER SEAL THEREIN AND TO BE PERFORMED THEREIN AND CANNOT BE CHANGED, AMENDED OR TERMINATED ORALLY, BUT ONLY IN WRITING DULY SIGNED ON BEHALF OF ALL PARTIES HERETO.

SECTION 12.11  EXPENSES

     The parties shall bear their own expenses with respect to the transactions contemplated by this Agreement.

SECTION 12.12  HEADINGS AND CAPTIONS

     The section headings and captions contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 12.13  PRESS RELEASES AND PUBLIC ANNOUNCEMENTS

     Neither Seller nor AMG shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of CORE; provided, however, that CORE may make any public disclosure it believes in good faith is required by or prudent under applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case CORE will consult with Seller prior to making such disclosure).

SECTION 12.14  SEVERABILITY

     Any term or provision of this Agreement that is invalid or unenforceable in any situation or in any jurisdiction shall not affect the validity of enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

SECTION 12.15  INCORPORATION OF SCHEDULES AND EXHIBITS

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

     The Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

SECTION 12.16  ENTIRE AGREEMENT

     This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral (including without limitation that certain letter agreement dated January 9, 1996 from CORE to Seller), to the extent the same relate in any way to the subject matter hereof provided, however, all parties hereto acknowledge that AMG and New P.C. have entered into the P.C. Agreement pursuant to which, inter alia,
                                                                     ----- ----
AMG shall transfer certain assets to New P.C. Each of the parties hereto acknowledges that it has participated in the drafting of this Agreement, and agrees that no provision of this Agreement shall be construed for or against any party solely on the basis of its contribution, or lack of contribution, to the drafting of such provision. The provisions of Section 1654 of the California Civil Code shall have no application to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      CORE, INC.
                                      ("CORE")

Attest:

By:_________________________________    By:_________________________________
   William E. Nixon                        George C. Carpenter IV
   Clerk                                   Chairman and Chief Executive Officer


Attest:                                 AMHEALTH CLINICS CORP.
                                            ("Purchaser")

By:_________________________________    By:_________________________________
   William E. Nixon                        George C. Carpenter IV
   Secretary                               Chairman and Chief Executive Officer


Attest:                                 AMHEALTH, INC.
                                            ("Seller")

By:_________________________________
Name:_______________________________    By:_________________________________
Title:______________________________              Steven Miracle
                                           President and Chief Operating Officer

                                       63